Exhibit 10.2

CASTLIGHT HEALTH, INC.

2008 STOCK INCENTIVE PLAN

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TABLE OF CONTENTS

(continued)

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CASTLIGHT HEALTH, INC.

2008 STOCK INCENTIVE PLAN†

PREFACE

This Plan is divided into two separate equity programs: (1) the option grant program set forth in Section 5 under which Eligible Persons (as defined in Section 3) may, at the discretion of the Administrator, be granted Options, and (2) the stock award program set forth in Section 6 under which Eligible Persons may, at the discretion of the Administrator, be awarded restricted or unrestricted shares of Common Stock. Section 2 of this Plan contains the general rules regarding the administration of this Plan. Section 3 sets forth the requirements for eligibility to receive an Award grant under this Plan. Section 4 describes the capital stock of the Corporation that may be subject to Awards granted under this Plan. Section 7 contains other provisions applicable to all Awards granted under this Plan. Section 8 provides definitions for certain capitalized terms used in this Plan and not otherwise defined herein.

1.	PURPOSE OF THE PLAN.

The purpose of this Plan is to promote the success of the Corporation and the interests of its stockholders by providing a means through which the Corporation may grant equity-based incentives to attract, motivate, retain and reward certain officers, employees, directors and other eligible persons and to further link the interests of Award recipients with those of the Corporation’s stockholders generally.

2.	ADMINISTRATION.

2.1	Administrator. This Plan shall be administered by and all Awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its powers under this Plan (a) to designate the officers and employees of the Corporation and its Affiliates who will receive grants of Awards under this Plan, and (b) to determine the number of shares subject to, and the other terms and conditions of, such Awards. The Board may delegate different levels of authority to different committees with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present

†	Plan initially adopted April 3, 2008. Amended to increase Share Limit (Section 4.2) on November 6, 2008, February 10, 2010, June 18, 2010, November 9, 2010 and July 21, 2011

assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.

2.2	Plan Awards; Interpretation; Powers of Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of Awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)	determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive Awards;

(b)	grant Awards to Eligible Persons, determine the price and number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of Awards consistent with the express limits of this Plan, establish the installments (if any) in which such Awards will become exercisable or will vest (which may include, without limitation, performance and/or time-based schedules) or determine that no delayed exercisability or vesting is required, establish any applicable performance targets, and establish the events of termination or reversion of such Awards;

(c)	approve the forms of Award Agreements, which need not be identical either as to type of Award or among Participants;

(d)	construe and interpret this Plan and any Award Agreement or other agreements defining the rights and obligations of the Corporation, its Affiliates, and Participants under this Plan, make factual determinations with respect to the administration of this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan or the Awards;

(e)	cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards, subject to any required consent under Section 7.7.4;

(f)	accelerate or extend the vesting or exercisability or extend the term of any or all outstanding Awards (within the maximum ten-year term of Awards under Sections 5.4.2 and 6.5) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a termination of employment or services or other events of a personal nature);

(g)	determine Fair Market Value for purposes of this Plan and Awards;

(h)	determine the duration and purposes of leaves of absence that may be granted to Participants without constituting a termination of their employment for purposes of this Plan; and

(i)	determine whether, and the extent to which, adjustments are required pursuant to Section 7.3 hereof and authorize the termination, conversion, substitution or succession of awards upon the occurrence of an event of the type described in Section 7.3.

2.3	Binding Determinations. Any action taken by, or inaction of, the Corporation, any Affiliate, the Board or the Administrator relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor the Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.

2.4	Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees of and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Affiliates shall be liable for any such action or determination taken or made or omitted in good faith.

2.5	Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Affiliates or to third parties.

3.	ELIGIBILITY.

Awards may be granted under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” means any person who qualifies as one of the following at the time of grant of the respective Award:

(a)	an officer (whether or not a director) or employee of the Corporation or any of its Affiliates;

(b)	any member of the Board; or

(c)	any director of one of the Corporation’s Affiliates, or any individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Affiliates, as applicable, in a capital raising transaction or as a market maker or promoter of that entity’s securities) to the Corporation or one of its Affiliates.

An advisor or consultant may be selected as an Eligible Person pursuant to clause (c) above only if such person’s participation in this Plan would not adversely affect (1) the

Corporation’s eligibility to rely on the Rule 701 exemption from registration under the Securities Act for the offering of shares issuable under this Plan by the Corporation, or (2) the Corporation’s compliance with any other applicable laws.

An Eligible Person may, but need not, be granted one or more Awards pursuant to Section 5 and/or one or more Awards pursuant to Section 6. An Eligible Person who has been granted an Award under this Plan may, if otherwise eligible, be granted additional Awards under this Plan if the Administrator so determines. However, a person’s status as an Eligible Person is not a commitment that any Award will be granted to that person under this Plan. Furthermore, an Eligible Person who has been granted an Award under Section 5 is not necessarily entitled to an Award under Section 6, or vice versa, unless otherwise expressly determined by the Administrator.

Each Award granted under this Plan must be approved by the Administrator at or prior to the grant of the Award.

4.	STOCK SUBJECT TO THE PLAN.

4.1	Shares Available. Subject to the provisions of Section 7.3.1, the capital stock that may be delivered under this Plan will be shares of the Corporation’s authorized but unissued Common Stock and any of its shares of Common Stock held as treasury shares. The shares of Common Stock issued and delivered may be issued and delivered for any lawful consideration.

4.2	Share Limits. Subject to the provisions of Section 7.3.1 and further subject to the share counting rules of Section 4.3, the maximum number of shares of Common Stock that may be delivered pursuant to Awards granted under this Plan will not exceed 11,916,754 shares (the “Share Limit”) in the aggregate. As required under Treasury Regulation Section 1.422-2(b)(3)(i), in no event will the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under this Plan exceed the Share Limit.

4.3

Replenishment and Reissue of Unvested Awards. To the extent that an Award is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. No Award may be granted under this Plan unless, on the date of grant, the sum of (a) the maximum number of shares of Common Stock issuable at any time pursuant to such Award, plus (b) the number of shares of Common Stock that have previously been issued pursuant to Awards granted under this Plan, plus (c) the maximum number of shares of Common Stock that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit. Shares of Common Stock that are subject to or underlie Options granted under this Plan that expire or for any reason are canceled or terminated without having been exercised (or shares of Common Stock subject to or underlying the unexercised portion of such Options in the case of Options that were partially exercised), as well as shares of Common Stock that are subject to Stock Awards made under this Plan that are forfeited to the Corporation or otherwise repurchased by the Corporation prior to the vesting of such shares for a price not greater than the original purchase or issue price of such shares (as adjusted pursuant to Section 7.3.1) will again, except to the extent prohibited by law or applicable listing or regulatory requirements (and subject to any applicable limitations of the Code in the case of Awards intended to be Incentive Stock Options), be available for subsequent Award grants under this Plan. Shares that are exchanged by a Participant or withheld by the Corporation as full or partial payment in connection with any Award under this Plan, as well as any shares exchanged by a Participant or withheld by the Corporation or one of its Affiliates to satisfy the tax withholding obligations related to any Award, shall be available for subsequent Awards under this Plan.

4.4	Reservation of Shares. The Corporation shall at all times reserve a number of shares of Common Stock sufficient to cover the Corporation’s obligations and contingent obligations to deliver shares with respect to Awards then outstanding under this Plan.

5.	OPTION GRANT PROGRAM.

5.1	Option Grants in General. Each Option shall be evidenced by an Award Agreement in the form approved by the Administrator. The Award Agreement evidencing an Option shall contain the terms established by the Administrator for that Option, as well as any other terms, provisions, or restrictions that the Administrator may impose on the Option or any shares of Common Stock subject to the Option; in each case subject to the applicable provisions and limitations of this Section 5 and the other applicable provisions and limitations of this Plan. The Administrator may require that the recipient of an Option promptly execute and return to the Corporation his or her Award Agreement evidencing the Option. In addition, the Administrator may require that the spouse of any married recipient of an Option also promptly execute and return to the Corporation the Award Agreement evidencing the Option granted to the recipient or such other spousal consent form that the Administrator may require in connection with the grant of the Option.

5.2	Types of Options. The Administrator will designate each Option granted under this Plan as either an Incentive Stock Option or a Nonqualified Stock Option, and such designation shall be set forth in the applicable Award Agreement. Any Option granted under this Plan that is not expressly designated in the applicable Award Agreement as an Incentive Stock Option will be deemed to be designated a Nonqualified Stock Option under this Plan and not an “incentive stock option” within the meaning of Section 422 of the Code. Incentive Stock Options shall be subject to the provisions of Section 5.5 in addition to the provisions of this Plan applicable to Options generally. The Administrator may, in its discretion, designate any Option as an “early exercise option” pursuant to Section 5.8.

5.3	Option Price.

5.3.1	Pricing Limits. Subject to the following provisions of this Section 5.3.1, the Administrator will determine the purchase price per share of the Common Stock covered by each Option (the “exercise price” of the Option) at the time of the grant of the Option, which exercise price will be set forth in the applicable Award Agreement. In no case will the exercise price of an Option be less than the greater of:

(a)	the par value of the Common Stock;

(b)	in the case of an Incentive Stock Option and subject to clause (c) below, 100% of the Fair Market Value of the Common Stock on the date of grant; or

(c)	in the case of an Incentive Stock Option granted to a Participant described in Section 5.5.4, 110% of the Fair Market Value of the Common Stock on the date of grant.

5.3.2	Payment Provisions. The Corporation will not be obligated to deliver certificates for the shares of Common Stock to be purchased on exercise of an Option unless and until it receives full payment of the exercise price therefor, all related withholding obligations under Section 7.6 have been satisfied, and all other conditions to the exercise of the Option set forth herein or in the Award Agreement have been satisfied. The purchase price of any shares of Common Stock purchased on exercise of an Option must be paid in full at the time of each purchase in such lawful consideration as may be permitted or required by the Administrator, which may include, without limitation, one or a combination of the following methods:

(a)	cash, check payable to the order of the Corporation, or electronic funds transfer;

(b)	notice and third party payment in such manner as may be authorized by the Administrator;

(c)	the delivery of previously owned shares of Common Stock;

(d)	by a reduction in the number of shares of Common Stock otherwise deliverable pursuant to the Award;

(e)	subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise”; or

(f)	if authorized by the Administrator or specified in the applicable Award Agreement, by a promissory note of the Participant consistent with the requirements of Section 5.3.3.

In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an Option (whether previously-owned shares or shares otherwise deliverable pursuant to the terms of the Option) shall be valued at their Fair Market Value on the date of exercise. Unless otherwise expressly provided in the applicable Award Agreement, the Administrator may eliminate or limit a Participant’s ability to pay the purchase or exercise price of any Award by any method other than cash payment to the Corporation.

5.3.3	Acceptance of Notes to Finance Exercise. The Corporation may, with the Administrator’s approval in each specific case, accept one or more promissory notes from any Eligible Person in connection with the exercise of any Option; provided that any such note shall be subject to the following terms and conditions:

(a)	The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise, purchase or acquisition of one or more Awards under this Plan and the note shall be delivered directly to the Corporation in consideration of such exercise, purchase or acquisition.

(b)	The initial term of the note shall be determined by the Administrator; provided that the term of the note, including extensions, shall not exceed a period of five years.

(c)	The note shall provide for full recourse to the Participant and shall bear interest at a rate determined by the Administrator, but not less than the interest rate necessary to avoid the imputation of interest under the Code and to avoid any adverse accounting consequences in connection with the exercise, purchase or acquisition.

(d)	If the employment or services of the Participant by or to the Corporation and its Affiliates terminates, the unpaid principal balance of the note shall become due and payable on the 30th business day after such termination; provided, however, that if a sale of the shares acquired on exercise of the Option would cause such Participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions (or deemed transactions) in securities of the Corporation by the Participant subsequent to such termination.

(e)	If required by the Administrator or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby or other collateral, in compliance with applicable law.

The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with all applicable rules and regulations, including those of the Federal Reserve Board and any applicable state law, as then in effect.

5.4	Vesting; Term; Exercise Procedure.

5.4.1	Vesting. Except as provided in Section 5.8, an Option may be exercised only to the extent that it is vested and exercisable. The Administrator will determine the vesting and/or exercisability provisions of each Option (which may be based on performance criteria, passage of time or other factors or any combination thereof), which provisions will be set forth in the applicable Award Agreement. Unless the Administrator otherwise expressly provides, once exercisable an Option will remain exercisable until the expiration or earlier termination of the Option.

5.4.2	Term. Each Option shall expire not more than 10 years after its date of grant. Each Option will be subject to earlier termination as provided in or pursuant to Sections 5.7 and 7.3.

5.4.3	Exercise Procedure. Any exercisable Option will be deemed to be exercised when the Corporation receives written notice of such exercise from the Participant (on a form and in such manner as may be required by the Administrator), together with any required payment made in accordance with Section 5.3 and Section 7.6 and any written statement required pursuant to Section 7.5.1.

5.4.4	Fractional Shares/Minimum Issue. Fractional share interests will be disregarded, but may be accumulated. The Administrator, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares (subject to adjustment pursuant to Section 7.3.1) may be purchased on exercise of any Option at one time unless the number purchased is the total number at the time available for purchase under the Option.

5.5	Limitations on Grant and Terms of Incentive Stock Options.

5.5.1

$100,000 Limit. To the extent that the aggregate Fair Market Value of stock with respect to which incentive stock options first become exercisable by a Participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Corporation or any of its Affiliates, such options will be treated as nonqualified stock options. For this purpose, the Fair Market Value of the stock subject to options will be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options will be reduced (recharacterized as nonqualified stock options) first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an incentive stock option.

5.5.2	Other Code Limits. Incentive Stock Options may only be granted to individuals that are employees of the Corporation or one of its Affiliates and satisfy the other eligibility requirements of the Code. Any Award Agreement relating to Incentive Stock Options will contain or shall be deemed to contain such other terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.

5.5.3	ISO Notice of Sale Requirement. Any Participant who exercises an Incentive Stock Option shall give prompt written notice to the Corporation of any sale or other transfer of the shares of Common Stock acquired on such exercise if the sale or other transfer occurs within (a) one year after the exercise date of the Option, or (b) two years after the grant date of the Option.

5.5.4	Limits on 10% Holders. No Incentive Stock Option may be granted to any person who, at the time the Incentive Stock Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding stock of the Corporation (or any of its Affiliates) possessing more than 10% of the total combined voting power of all classes of stock of the Corporation (or any of its Affiliates), unless the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of the stock subject to the Incentive Stock Option and the Incentive Stock Option by its terms is not exercisable more than five years after the date the Incentive Stock Option is granted.

5.6	Effects of Termination of Employment on Options.

5.6.1	Dismissal for Cause. Unless otherwise provided in the Award Agreement and subject to earlier termination pursuant to or as contemplated by Section 5.4.2 or 7.3, if a Participant’s employment by or service to the Corporation or any of its Affiliates is terminated by such entity for Cause, the Participant’s Option will terminate on the Participant’s Severance Date, whether or not the Option is then vested and/or exercisable.

5.6.2

Death or Disability. Unless otherwise provided in the Award Agreement (consistent with applicable securities laws) and subject to earlier termination pursuant to or as contemplated by Section 5.4.2 or 7.3, if a Participant’s employment by or service to the Corporation or any of its

Affiliates terminates as a result of the Participant’s death or Total Disability:

(a)	the Participant (or his or her Personal Representative or Beneficiary, in the case of the Participant’s Total Disability or death, respectively), will have until the date that is 12 months after the Participant’s Severance Date to exercise the Participant’s Option (or portion thereof) to the extent that it was vested and exercisable on the Severance Date;

(b)	the Option, to the extent not vested and exercisable on the Participant’s Severance Date, shall terminate on the Severance Date; and

(c)	the Option, to the extent exercisable for the 12-month period following the Participant’s Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 12-month period.

5.6.3	Other Terminations of Employment. Unless otherwise provided in the Award Agreement (consistent with applicable securities laws) and subject to earlier termination pursuant to or as contemplated by Section 5.4.2 or 7.3, if a Participant’s employment by or service to the Corporation or any of its Affiliates terminates for any reason other than a termination by such entity for Cause or because of the Participant’s death or Total Disability:

(a)	the Participant will have until the date that is 3 months after the Participant’s Severance Date to exercise his or her Option (or portion thereof) to the extent that it was vested and exercisable on the Severance Date;

(b)	the Option, to the extent not vested and exercisable on the Participant’s Severance Date, shall terminate on the Severance Date; and

(c)	the Option, to the extent exercisable for the 3-month period following the Participant’s Severance Date and not exercised during such period, shall terminate at the close of business on the last day of the 3-month period.

5.7

Option Repricing/Cancellation and Regrant/Waiver of Restrictions. Subject to Section 4 and Section 7.7 and the specific limitations on Options contained in this Plan, the Administrator from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person, any adjustment in the exercise price, the vesting schedule, the number of shares subject to, or the term of, an Option granted under this Plan by cancellation of an outstanding Option and a subsequent regranting of the Option, by amendment, by substitution of an outstanding Option, by waiver or by other legally valid means. Such amendment or other action may result in, among other changes, an exercise price that is higher or lower than the exercise price of the original or prior Option, provide for a greater or lesser number of shares of Common Stock subject to the Option, or provide for a longer or shorter vesting or exercise period.

5.8	Early Exercise Options. The Administrator may, in its discretion, designate any Option as an “early exercise” Option which, by express provision in the applicable Award Agreement, may be exercised prior to the date such Option has vested. If the Participant elects to exercise all or a portion of any such Option before it is vested, the shares of Common Stock acquired under the Option which are attributable to the unvested portion of the Option shall be Restricted Shares. The applicable Award Agreement will specify the extent (if any) to which and the time (if ever) at which the Participant will be entitled to dividends, voting and other rights in respect of such Restricted Shares prior to vesting, and the restrictions imposed on such shares and the conditions of release or lapse of such restrictions. Unless otherwise expressly provided in the applicable Award Agreement, such Restricted Shares shall be subject to the provisions of Sections 6.6 through 6.9, below.

5.9	Information to Optionees. If the Corporation is relying on the exemption from registration under Section 12(g) of the Exchange Act, pursuant to Rule 12h-1(f)(1) promulgated under the Exchange Act, then the Corporation shall provide the Required Information (as defined below) in the manner required by Rule 12h-1(f)(1) to all optionees every six months until the Corporation becomes subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or is no longer relying on the exemption pursuant to Rule 12h-1(f)(1); provided, that, prior to receiving access to the Required Information the optionee must agree to keep the Required Information confidential pursuant to a written agreement in the form provided by the Corporation. For purposes of this Section 5.9, “Required Information” means the information described in Rules 701(e)(3), (4) and (5) under the Securities Act.

6.	STOCK AWARD PROGRAM.

6.1	Stock Awards in General. Each Stock Award shall be evidenced by an Award Agreement in the form approved by the Administrator. The Award Agreement evidencing a Stock Award shall contain the terms established by the Administrator for that Stock Award, as well as any other terms, provisions, or restrictions that the Administrator may impose on the Stock Award; in each case subject to the applicable provisions and limitations of this Section 6 and the other applicable provisions and limitations of this Plan. The Administrator may require that the recipient of a Stock Award promptly execute and return to the Corporation his or her Award Agreement evidencing the Stock Award. In addition, the Administrator may require that the spouse of any married recipient of a Stock Award also promptly execute and return to the Corporation the Award Agreement evidencing the Stock Award granted to the recipient or such other spousal consent form that the Administrator may require in connection with the grant of the Stock Award.

6.2	Types of Stock Awards. The Administrator shall designate whether a Stock Award shall be a Restricted Stock Award, and such designation shall be set forth in the applicable Award Agreement.

6.3	Purchase Price.

6.3.1	Pricing Limits. Subject to the following provisions of this Section 6.3, the Administrator will determine the purchase price per share of the Common Stock covered by each Stock Award at the time of grant of the Award. In no case will such purchase price be less than the par value of the Common Stock.

6.3.2	Payment Provisions. The Corporation will not be obligated to issue certificates evidencing shares of Common Stock awarded under this Section 6 unless and until it receives full payment of the purchase price therefor and all other conditions to the purchase, as determined by the Administrator, have been satisfied. The purchase price of any shares subject to a Stock Award must be paid in full at the time of the purchase in such lawful consideration as may be permitted or required by the Administrator, which may include, without limitation, one or a combination of the methods set forth in clauses (a) through (f) in Section 5.3.2 and/or past services rendered to the Corporation or any of its Affiliates.

6.4	Vesting. The restrictions imposed on the shares of Common Stock subject to a Restricted Stock Award (which may be based on performance criteria, passage of time or other factors or any combination thereof) will be set forth in the applicable Award Agreement.

6.5	Term. A Stock Award shall either vest or be forfeited not more than 10 years after the date of grant. Each Stock Award will be subject to earlier termination as provided in or pursuant to Sections 6.8 and 7.3. Any payment of cash or delivery of stock in payment for a Stock Award may be delayed until a future date if specifically authorized by the Administrator in writing and by the Participant.

6.6	Stock Certificates; Fractional Shares. Stock certificates evidencing Restricted Shares will bear a legend making appropriate reference to the restrictions imposed hereunder and will be held by the Corporation or by a third party designated by the Administrator until the restrictions on such shares have lapsed, the shares have vested in accordance with the provisions of the Award Agreement and Section 6.4, and any related loan has been repaid. Fractional share interests will be disregarded, but may be accumulated. The Administrator, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests.

6.7

Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving Restricted Shares will be entitled to cash dividend and voting rights for all Restricted Shares issued even though they are not vested, but such rights will terminate immediately as to any Restricted Shares which cease to be eligible for vesting.

6.8	Termination of Employment; Return to the Corporation. Unless the Administrator otherwise expressly provides, Restricted Shares subject to an Award that remain subject to vesting conditions that have not been satisfied by the time specified in the applicable Award Agreement (which may include, without limitation, the Participant’s Severance Date), will not vest and will be reacquired by the Corporation in such manner and on such terms as the Administrator provides, which terms shall include return or repayment of the lower of (a) the Fair Market Value of the Restricted Shares at the time of the termination, or (b) the original purchase price of the Restricted Shares, without interest, to the Participant to the extent not prohibited by law. The Award Agreement shall specify any other terms or conditions of the repurchase if the Award fails to vest. Any other Stock Award that has not been exercised as of a Participant’s Severance Date shall terminate on that date unless otherwise expressly provided by the Administrator in the applicable Award Agreement.

6.9	Waiver of Restrictions. Subject to Sections 4 and 7.7 and the specific limitations on Stock Awards contained in this Plan, the Administrator from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person, any adjustment in the vesting schedule, or the restrictions upon or the term of, a Stock Award granted under this Plan by amendment, by substitution of an outstanding Stock Award, by waiver or by other legally valid means.

7.	PROVISIONS APPLICABLE TO ALL AWARDS.

7.1	Rights of Eligible Persons, Participants and Beneficiaries.

7.1.1	Employment Status. No person shall have any claim or rights to be granted an Award (or additional Awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.

7.1.2	No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or related to any Award) shall confer upon any Eligible Person or Participant any right to continue in the employ or other service of the Corporation or any of its Affiliates, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or any Affiliate to change such person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause at any time. Nothing in this Section 7.1.2, or in Section 7.3 or 7.15, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract. An Award Agreement shall not constitute a contract of employment or service.

7.1.3	Plan Not Funded. Awards payable under this Plan will be payable in shares of Common Stock or from the general assets of the Corporation, and (except as to the share reservation provided in Section 4.4) no special or separate reserve, fund or deposit will be made to assure payment of such Awards. No Participant, Beneficiary or other person will have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly provided) of the Corporation or any of its Affiliates by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or any of its Affiliates and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right will be no greater than the right of any unsecured general creditor of the Corporation.

7.1.4	Charter Documents. The Certificate of Incorporation and Bylaws of the Corporation, as either of them may lawfully be amended from time to time, may provide for additional restrictions and limitations with respect to the Common Stock (including additional restrictions and limitations on the voting or transfer of Common Stock) or priorities, rights and preferences as to securities and interests prior in rights to the Common Stock. To the extent that these restrictions and limitations are greater than those set forth in this Plan or any Award Agreement, such restrictions and limitations shall apply to any shares of Common Stock acquired pursuant to the exercise of Awards and are incorporated herein by this reference.

7.2	No Transferability; Limited Exception to Transfer Restrictions.

7.2.1	Limit On Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 7.2, by applicable law and by the Award Agreement, as the same may be amended:

(a)	all Awards are non-transferable and will not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge;

(b)	Awards will be exercised only by the Participant; and

(c)	amounts payable or shares issuable pursuant to an Award will be delivered only to (or for the account of) the Participant.

In addition, the shares shall be subject to the restrictions set forth in the applicable Award Agreement.

7.2.2	Further Exceptions to Limits On Transfer. The exercise and transfer restrictions in Section 7.2.1 will not apply to:

(a)	transfers to the Corporation;

(b)	transfers by gift or domestic relations order to one or more “family members” (as that term is defined in SEC Rule 701 promulgated under the Securities Act) of the Participant;

(c)	the designation of a Beneficiary to receive benefits if the Participant dies or, if the Participant has died, transfers to or exercises by the Participant’s Beneficiary, or, in the absence of a validly designated Beneficiary, transfers by will or the laws of descent and distribution; or

(d)	if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by the Participant’s duly authorized legal representative.

Notwithstanding anything else in this Section 7.2.2 to the contrary, but subject to compliance with all applicable laws, Incentive Stock Options and Restricted Stock Awards will be subject to any and all transfer restrictions under the Code applicable to such awards or necessary to maintain the intended tax consequences of such Awards. Notwithstanding clause (b) above but subject to compliance with all applicable laws, any contemplated transfer by gift or domestic relations order to one or more “family members” of a Participant as referenced in clause (b) above is subject to the condition precedent that the transfer be approved by the Administrator in order for it to be effective. The Administrator may, in its sole discretion, withhold its approval of any such proposed transfer.

For the avoidance of doubt, the restrictions against assignment and transfer applies to an Option and the shares to be issued on exercise of an Option, and shall be understood to include, without limitation, a prohibition against any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” or any “call equivalent position” (in each case, as defined in Rule 16a-1 promulgated under the Exchange Act). During the lifetime of the Participant, an Option will be exercisable only by the Participant or Participant’s legal representative and any elections with respect to an Award may be made only by the Participant or Participant’s legal representative. The terms of an Option shall be binding upon the executor, administrator, successors and assigns of the Participant who is a party thereto.

7.3	Adjustments; Changes in Control.

7.3.1

Adjustments. Subject to Section 7.3.2 below, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any split-up, spin-off, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding Awards, (3) the grant, purchase, or exercise price of any outstanding Awards, and/or (4) the securities, cash or other property deliverable upon exercise or vesting of any outstanding Awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding Awards.

Unless otherwise expressly provided in the applicable Award Agreement, upon (or, as may be necessary to effect the adjustment, immediately prior to) any event or transaction described in the preceding paragraph or a sale of all or substantially all of the business or assets of the Corporation as an entirety, the Administrator shall equitably and proportionately adjust the performance standards applicable to any then-outstanding performance-based Awards to the extent necessary to preserve (but not increase) the level of incentives by this Plan and the then-outstanding performance-based Awards.

It is intended that, if possible, any adjustments contemplated by the preceding two paragraphs be made in a manner that satisfies applicable U.S. legal, tax (including, without limitation and as applicable in the circumstances, Section 424 of the Code and Section 409A of the Code) and accounting (so as to not trigger any charge to earnings with respect to such adjustment) requirements.

Without limiting the generality of Section 2.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.3.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.

Unless otherwise expressly provided by the Administrator, in no event shall a conversion of one or more outstanding shares of the Corporation’s preferred stock (if any) or any new issuance of securities by the Corporation for consideration be deemed, in and of itself, to require an adjustment pursuant to this Section 7.3.1.

7.3.2

Consequences of a Change in Control Event. Upon the occurrence of a Change in Control Event, the Administrator may make provision for a cash payment in settlement of, or for the assumption, substitution or exchange of any or all outstanding Awards (or the cash, securities or other property deliverable to the holder(s) of any or all outstanding Awards) based upon, to the extent relevant in the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.

The Administrator may, in its sole discretion, provide in the applicable Award Agreement or by an amendment thereto for the accelerated vesting of one or more Awards to the extent such Awards are outstanding upon a Change in Control Event or such other events or circumstances as the Administrator may provide.

The Administrator may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash, securities or other property settlement. In the case of Options, but without limitation on other methodologies, the Administrator may base such settlement solely upon the excess (if any) of the amount payable upon or in respect of such event over the exercise price of the Option to the extent of the then vested and exercisable shares subject to the Option.

In any of the events referred to in this Section 7.3.2, the Administrator may take such action contemplated by this Section 7.3.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of the Award if an event giving rise to an acceleration does not occur.

7.3.3

Early Termination of Awards. Upon the occurrence of a Change in Control Event, each then-outstanding Award (whether or not vested and/or exercisable, but after giving effect to any accelerated vesting required in the circumstances pursuant to Sections 7.3.2, 7.3.4 and 7.3.5) shall terminate, subject to any provision that has been expressly made by the Administrator, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other continuation or settlement of such Award and provided that, in the case of Options that will not survive or be substituted for, assumed, exchanged, or otherwise continued or settled in the Change in Control Event, the holder of such Award shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding and vested Options (the vested portion of such Options determined after giving effect to any accelerated vesting required in the circumstances pursuant to Sections 7.3.2, 7.3.4 and 7.3.5) in accordance with their terms before the termination of the Awards (except that in no case shall more than ten days’ notice of accelerated vesting and the impending termination be required and any acceleration may be made contingent upon the actual occurrence of the event). For purposes of this Section 7.3, an Award shall be deemed to have been “assumed” if (without limiting other circumstances in which an Award is assumed) the Award continues after the Change in Control Event, and/or is assumed and continued by a Parent (as such term is defined in the definition of Change in Control Event) following a Change in Control Event, and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the Award, for each share of Common Stock subject to the Award immediately prior to the Change in Control Event, the consideration (whether cash, shares, or other securities or property) received in the Change in Control Event by the stockholders of the Corporation for each share of Common Stock sold or exchanged in such transaction (or the consideration received by a majority of the stockholders participating in such transaction if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the transaction is not solely the ordinary common stock of a successor corporation or a Parent, the Board may provide for the consideration to be received upon exercise or payment of the Award, for each share subject to the Award, to be solely ordinary common stock of the successor corporation or a Parent equal in Fair Market Value to the per share consideration received by the stockholders participating in the Change in Control Event.

7.3.4	Other Acceleration Rules. The Administrator may override the provisions of this Section 7.3 as to any Award by express provision in the applicable Award Agreement and may accord any Participant a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any Incentive Stock Option accelerated in connection with a Change in Control Event (or such other circumstances as may trigger accelerated vesting of the Incentive Stock Option) shall remain exercisable as an Incentive Stock Option only to the extent the applicable $100,000 limitation on Incentive Stock Options is not exceeded. To the extent exceeded, the accelerated portion of the Option shall be exercisable as a Nonqualified Stock Option.

7.3.5

Golden Parachute Limitation. Notwithstanding anything else contained in this Section 7.3 to the contrary, in no event shall any Award or payment be accelerated under this Section 7.3 to an extent or in a manner so that such Award or payment, together with any other compensation and benefits provided to, or for the benefit of, the Participant under any other plan or agreement of the Corporation or one of its Affiliates, would not be fully deductible by the Corporation or one of its Affiliates for federal income tax purposes because of Section 280G of the Code. If a holder of an Award would be entitled to benefits or payments hereunder and under any other plan or program that would constitute “parachute payments” as defined in Section 280G of the Code, then the holder may by written notice to the Corporation designate the order in which such parachute payments will be reduced or modified so that the Corporation or one of its Affiliates is not denied federal income tax deductions for any “parachute payments” because of Section 280G of the Code. Notwithstanding the foregoing, if a Participant is a party to an employment or other agreement with the Corporation or one of its Affiliates, or is a participant in a severance program sponsored by the Corporation or one of its Affiliates that contains express provisions regarding Section 280G and/or Section 4999 of the Code (or any similar successor provision), or the applicable Award Agreement includes such provisions, the Section 280G and/or Section 4999 provisions of such employment or other agreement or plan, as applicable, shall control as to the Awards held by that Participant (for example, and without limitation, a Participant may be a party to an employment agreement with the Corporation or one of its Affiliates that provides for a “gross-up” as opposed to a “cut-back” in the event that the Section 280G thresholds are reached or exceeded in connection with a change in control and, in such event, the Section 280G and/or Section 4999 provisions of such employment agreement shall control as to any Awards held by that Participant).

7.4	Termination of Employment or Services.

7.4.1	Events Not Deemed a Termination of Employment. Unless the Administrator otherwise expressly provides with respect to a particular Award, if a Participant’s employment by or service to the Corporation or an Affiliate terminates but immediately thereafter the Participant continues in the employ of or service to another Affiliate or the Corporation, as applicable, the Participant shall be deemed to have not had a termination of employment or service for purposes of this Plan and the Participant’s Awards. Unless the express policy of the Corporation or the Administrator otherwise provides, a Participant’s employment relationship with the Corporation or any of its Affiliates shall not be considered terminated solely due to any sick leave, military leave, or any other leave of absence authorized by the Corporation or any Affiliate or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than three months. In the case of any Participant on an approved leave of absence, continued vesting of the Award while on leave from the employ of or service with the Corporation or any of its Affiliates will be suspended until the Participant returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term of the Award set forth in the Award Agreement.

7.4.2	Effect of Change of Affiliate Status. For purposes of this Plan and any Award, if an entity ceases to be an Affiliate, a termination of employment or service will be deemed to have occurred with respect to each Eligible Person in respect of such Affiliate who does not continue as an Eligible Person in respect of another Affiliate that continues as such after giving effect to the transaction or other event giving rise to the change in status.

7.4.3	Administrator Discretion. Notwithstanding the provisions of Section 5.6 or 6.8, in the event of, or in anticipation of, a termination of employment or service with the Corporation or any of its Affiliates for any reason, the Administrator may accelerate the vesting and exercisability of all or a portion of the Participant’s Award, and/or, subject to the provisions of Sections 5.4.2 and 7.3, extend the exercisability period of the Participant’s Option upon such terms as the Administrator determines and expressly sets forth in or by amendment to the Award Agreement.

7.4.4	Termination of Consulting or Affiliate Services. If the Participant is an Eligible Person solely by reason of clause (c) of Section 3, the Administrator shall be the sole judge of whether the Participant continues to render services to the Corporation or any of its Affiliates, unless a written contract or the Award Agreement otherwise provides. If, in these circumstances, the Corporation or any Affiliate notifies the Participant in writing that a termination of the Participant’s services to the Corporation or any Affiliate has occurred for purposes of this Plan, then (unless the contract or the Award Agreement otherwise expressly provides), the Participant’s termination of services with the Corporation or Affiliate for purposes of this Plan shall be the date which is 10 days after the mailing of the notice by the Corporation or Affiliate or, in the case of a termination for Cause, the date of the mailing of the notice.

7.5	Compliance with Laws.

7.5.1	General. This Plan, the granting and vesting of Awards under this Plan, and the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and/or the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities laws, and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation, provide such assurances and representations to the Corporation as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.

7.5.2

Compliance with Securities Laws. No Participant shall sell, pledge or otherwise transfer shares of Common Stock acquired pursuant to an Award or any interest in such shares except in accordance with the express terms of this Plan and the applicable Award Agreement. Any attempted transfer in violation of this Section 7.5 shall be void and of no effect. Without in any way limiting the provisions set forth above, no Participant shall make any disposition of all or any portion of shares of Common Stock acquired or to be acquired pursuant to an Award, except in compliance with all applicable federal and state securities laws and unless and until:

(a)	there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement;

(b)	such disposition is made in accordance with Rule 144 under the Securities Act; or

(c)	such Participant notifies the Corporation of the proposed disposition and furnishes the Corporation with a statement of the circumstances surrounding the proposed disposition, and, if requested by the Corporation, furnishes to the Corporation an opinion of counsel acceptable to the Corporation’s counsel, that such disposition will not require registration under the Securities Act and will be in compliance with all applicable state securities laws.

Notwithstanding anything else herein to the contrary, neither the Corporation or any Affiliate has any obligation to register the Common Stock or file any registration statement under either federal or state securities laws, nor does the Corporation or any Affiliate make any representation concerning the likelihood of a public offering of the Common Stock or any other securities of the Corporation or any Affiliate.

7.5.3	Share Legends. All certificates evidencing shares of Common Stock issued or delivered under this Plan shall bear the following legends and/or any other appropriate or required legends under applicable laws:

“OWNERSHIP OF THIS CERTIFICATE, THE SHARES EVIDENCED BY THIS CERTIFICATE AND ANY INTEREST THEREIN ARE SUBJECT TO SUBSTANTIAL RESTRICTIONS ON TRANSFER UNDER APPLICABLE LAW AND UNDER AGREEMENTS WITH THE CORPORATION, INCLUDING RESTRICTIONS ON SALE, ASSIGNMENT, TRANSFER, PLEDGE OR OTHER DISPOSITION.”

“THE SHARES ARE SUBJECT TO THE CORPORATION’S RIGHT OF FIRST REFUSAL TO REPURCHASE THE SHARES UNDER THE CORPORATION’S STOCK INCENTIVE PLAN AND AGREEMENTS WITH THE CORPORATION THEREUNDER, COPIES OF WHICH ARE AVAILABLE FOR REVIEW AT THE OFFICE OF THE SECRETARY OF THE CORPORATION.”

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“ACT”), NOR HAVE THEY BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES LAWS OF ANY STATE. NO TRANSFER OF SUCH SECURITIES WILL BE

PERMITTED UNLESS A REGISTRATION STATEMENT UNDER THE ACT IS IN EFFECT AS TO SUCH TRANSFER, THE TRANSFER IS MADE IN ACCORDANCE WITH RULE 144 UNDER THE ACT, OR IN THE OPINION OF COUNSEL TO THE CORPORATION, REGISTRATION UNDER THE ACT IS UNNECESSARY IN ORDER FOR SUCH TRANSFER TO COMPLY WITH THE ACT AND WITH APPLICABLE STATE SECURITIES LAWS.”

7.5.4	Confidential Information. Any financial or other information relating to the Corporation obtained by Participants in connection with or as a result of this Plan or their Awards shall be treated as confidential.

7.6	Tax Withholding.

7.6.1	Tax Withholding. Upon any exercise, vesting, or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Corporation or any of its Affiliates shall have the right at its option to:

(a)	require the Participant (or the Participant’s Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Corporation or Affiliate may be required to withhold with respect to such Award event or payment;

(b)	deduct from any amount otherwise payable (in respect of an Award or otherwise) in cash to the Participant (or the Participant’s Personal Representative or Beneficiary, as the case may be) the minimum amount of any taxes which the Corporation or Affiliate may be required to withhold with respect to such Award event or payment; or

(c)	reduce the number of shares of Common Stock to be delivered by (or otherwise reacquire shares held by the Participant) the appropriate number of shares of Common Stock, valued at their then Fair Market Value, to satisfy the minimum withholding obligation.

In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 7.5) grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. In no event shall the shares withheld exceed the minimum whole number of shares required for tax withholding under applicable law. The Corporation may, with the Administrator’s approval, accept one or more promissory notes from any Eligible Person in connection with taxes required to be withheld upon the exercise, vesting or payment of any Award under this Plan; provided that any such note shall be subject to terms and conditions established by the Administrator and the requirements of applicable law.

7.6.2	Tax Loans. If so provided in the Award Agreement or otherwise authorized by the Administrator, the Corporation may, to the extent permitted by law, authorize a loan to an Eligible Person in the amount of any taxes that the Corporation or any of its Affiliates may be required to withhold with respect to shares of Common Stock received (or disposed of, as the case may be) pursuant to a transaction described in Section 7.6.1. Such a loan will be for a term and at a rate of interest and pursuant to such other terms and conditions as the Corporation may establish, subject to compliance with applicable law. Such a loan need not otherwise comply with the provisions of Section 5.3.3.

7.7	Plan and Award Amendments, Termination and Suspension.

7.7.1	Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any period that the Board suspends this Plan.

7.7.2	Stockholder Approval. To the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the Code to preserve the intended tax consequences of this Plan, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.

7.7.3	Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 2.2 and 7.7.4) may make other changes to the terms and conditions of Awards.

7.7.4

Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding Award Agreement shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change.

Changes, settlements and other actions contemplated by Section 7.3 shall not be deemed to constitute changes or amendments for purposes of this Section 7.7.

7.8	Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a Participant will not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. Except as expressly required by Section 7.3.1, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.

7.9	Stock-Based Awards in Substitution for Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, stock appreciation rights, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Affiliates, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Affiliates, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The Awards so granted need not comply with other specific terms of this Plan, provided the Awards reflect only adjustments giving effect to the assumption or substitution consistent with the conversion applicable to the Common Stock in the transaction and any change in the issuer of the security. Any shares that are delivered and any Awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted by an acquired company (or previously granted by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Affiliates in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.

7.10	Effective Date of the Plan. This Plan is effective upon the Effective Date, subject to approval by the stockholders of the Corporation within twelve months after the date the Board approves this Plan.

7.11	Term of the Plan. Unless earlier terminated by the Board, this Plan will terminate at the close of business on the day before the 10th anniversary of the Effective Date. After the termination of this Plan either upon such stated expiration date or its earlier termination by the Board, no additional Awards may be granted under this Plan, but previously granted Awards (and the authority of the Administrator with respect thereto, including the authority to amend such Awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.

7.12	Governing Law/Severability.

7.12.1	Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents will be governed by, and construed in accordance with, the laws of the state of Delaware.

7.12.2	Severability. If it is determined that any provision of this Plan or an Award Agreement is invalid and unenforceable, the remaining provisions of this Plan and/or the Award Agreement, as applicable, will continue in effect provided that the essential economic terms of this Plan and the Award can still be enforced.

7.13	Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings will not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.

7.14	Non-Exclusivity of Plan. Nothing in this Plan will limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

7.15	No Restriction on Corporate Powers. The existence of this Plan, the Award Agreements, and the Awards granted hereunder, shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the Corporation’s or any Affiliate’s capital structure or its business; (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Affiliate; (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting the Corporation’s capital stock or the rights thereof; (d) any dissolution or liquidation of the Corporation or any Affiliate; (e) any sale or transfer of all or any part of the Corporation or any Affiliate’s assets or business; or (f) any other corporate act or proceeding by the Corporation or any Affiliate. No Participant, Beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Affiliate, as a result of any such action.

7.16	Other Company Compensation or Benefit Programs. Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Affiliate, except where the Administrator or the Board expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Corporation or any Affiliate.

8.	DEFINITIONS.

“Administrator” has the meaning given to such term in Section 2.1.

“Affiliate” means (a) any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if, at the time of the determination, each of the corporations other than the Corporation owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain, or (b) any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if, at the time of the determination, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Award” means an award of any Option or Stock Award, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any writing, approved by the Administrator, setting forth the terms of an Award that has been duly authorized and approved.

“Award Date” means the date upon which the Administrator took the action granting an Award or such later date as the Administrator designates as the Award Date at the time of the grant of the Award.

“Beneficiary” means the person, persons, trust or trusts designated by a Participant, or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan if the Participant dies, and means the Participant’s executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

“Board” means the Board of Directors of the Corporation.

“Cause” with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement, or another applicable contract with the Participant that defines such term for purposes of determining the effect that a “for cause” termination has on the Participant’s stock options and/or stock awards) a termination of employment or service based upon a finding by the Corporation or any of its Affiliates, acting in good faith and based on its reasonable belief at the time, that the Participant:

(a)	has been negligent in the discharge of his or her duties to the Corporation or any Affiliate, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties;

(b)	has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information;

(c)	has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Corporation or any of its Affiliates; or has been convicted of, or pled guilty or nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses);

(d)	has materially breached any of the provisions of any agreement with the Corporation or any of its Affiliates;

(e)	has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Corporation or any of its Affiliates; or

(f)	has improperly induced a vendor or customer to break or terminate any contract with the Corporation or any of its Affiliates or induced a principal for whom the Corporation or any Affiliate acts as agent to terminate such agency relationship.

A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Administrator) on the date on which the Corporation or any Affiliate first delivers written notice to the Participant of a finding of termination for Cause.

“Change in Control Event” means any of the following:

(a)	Approval by stockholders of the Corporation (or, if no stockholder approval is required, by the Board alone) of the complete dissolution or liquidation of the Corporation, other than in the context of a Business Combination that does not constitute a Change in Control Event under paragraph (c) below;

(b)	The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a “Person”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then-outstanding shares of common stock of the Corporation (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this paragraph (b), the following acquisitions shall not constitute a Change in Control Event; (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Affiliate or a successor, (D) any acquisition by any entity pursuant to a Business Combination, (E) any acquisition by a Person described in and satisfying the conditions of Rule 13d-1(b) promulgated under the Exchange Act, or (F) any acquisition by a Person who is the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the Outstanding Company Common Stock and/or the Outstanding Company Voting Securities on the Effective Date (or an affiliate, heir, descendant, or related party of or to such Person);

(c)	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Corporation or any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation (a “Subsidiary”), a sale or other disposition of all or substantially all of the assets of the Corporation, or the acquisition of assets or stock of another entity by the Corporation or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and (2) no Person (excluding any individual or entity described in clauses (C), (E) or (F) of paragraph (b) above) beneficially owns (within the meaning of Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, more than 50% of, respectively, the then-outstanding shares of common stock of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that the ownership in excess of 50% existed prior to the Business Combination;

provided, however, that a transaction shall not constitute a Change in Control Event if it is in connection with the underwritten public offering of the Corporation’s securities.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the shares of the Corporation’s common stock, par value $0.0001 per share, and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 7.3.1 of this Plan.

“Corporation” means Castlight Health, Inc., a Delaware corporation, and its successors.

“Effective Date” means the date the Board approved this Plan.

“Eligible Person” has the meaning given to such term in Section 3 of this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value,” for purposes of this Plan and unless otherwise determined or provided by the Administrator in the circumstances, means as follows:

(a)	If the Common Stock is listed or admitted to trade on the New York Stock Exchange or other national securities exchange (the “Exchange”), the Fair Market Value shall equal the closing price of a share of Common Stock as reported on the composite tape for securities on the Exchange for the date in question, or, if no sales of Common Stock were made on the Exchange on that date, the closing price of a share of Common Stock as reported on said composite tape for the next preceding day on which sales of Common Stock were made on the Exchange. The Administrator may, however, provide with respect to one or more Awards that the Fair Market Value shall equal the closing price of a share of Common Stock as reported on the composite tape for securities listed on the Exchange on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock as reported on the composite tape for securities listed on the Exchange for the date in question or the most recent trading day.

(b)	If the Common Stock is not listed or admitted to trade on a national securities exchange, the Fair Market Value shall be the value as reasonably determined by the Administrator for purposes of the Award in the circumstances.

The Administrator also may adopt a different methodology for determining Fair Market Value with respect to one or more Awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular Award(s) (for example, and without limitation, the Administrator may provide that Fair Market Value for purposes of one or more Awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).

Any determination as to Fair Market Value made pursuant to this Plan shall be made without regard to any restriction other than a restriction which, by its terms, will never lapse, and shall be conclusive and binding on all persons with respect to Awards granted under this Plan.

“Incentive Stock Option” means an Option that is designated and intended as an “incentive stock option” within the meaning of Section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of stockholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

“Nonqualified Stock Option” means an Option that is not an “incentive stock option” within the meaning of Section 422 of the Code and includes any Option designated or intended as a Nonqualified Stock Option and any Option designated or intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof.

“Option” means an option to purchase Common Stock granted under Section 5 of this Plan. The Administrator will designate any Option granted to an employee of the Corporation or an Affiliate as a Nonqualified Stock Option or an Incentive Stock Option.

“Participant” means an Eligible Person who has been granted and holds an Award under this Plan.

“Personal Representative” means the person or persons who, upon the disability or incompetence of a Participant, has acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan by virtue of having become the legal representative of the Participant.

“Plan” means this Castlight Health, Inc. 2008 Stock Incentive Plan, as it may hereafter be amended from time to time.

“Public Offering Date” means the date the Common Stock is first registered under the Exchange Act and listed or quoted on a recognized national securities exchange.

“Restricted Shares” or “Restricted Stock” means shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, to the extent such remain unvested and restricted under the terms of the applicable Award Agreement.

“Restricted Stock Award” means an award of Restricted Stock.

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Severance Date” with respect to a particular Participant means, unless otherwise provided in the applicable Award Agreement:

(a)	if the Participant is an Eligible Person under clause (a) of Section 3 and the Participant’s employment by the Corporation or any of its Affiliates terminates (regardless of the reason), the last day that the Participant is actually employed by the Corporation or such Affiliate (unless, immediately following such termination of employment, the Participant is a member of the Board or, by express written agreement with the Corporation or any of its Affiliates, continues to provide other services to the Corporation or any Affiliate as an Eligible Person under clause (c) of Section 3, in which case the Participant’s Severance Date shall not be the date of such termination of employment but shall be determined in accordance with clause (b) or (c) below, as applicable, in connection with the termination of the Participant’s other services);

(b)

if the Participant is not an Eligible Person under clause (a) of Section 3 but is an Eligible Person under clause (b) thereof, and the Participant ceases to be a member of the Board (regardless of the reason), the last day that the Participant is actually a member of the Board (unless, immediately following such termination, the Participant is an employee of the Corporation or any of its Affiliates or, by express written agreement with the Corporation or any of its Affiliates, continues to provide other services to the Corporation or any Affiliate as an Eligible Person under clause (c) of Section 3, in which case the Participant’s Severance Date shall not be the date of such termination but shall be determined in accordance with clause (a) above or (c) below, as applicable, in connection with the termination of the Participant’s employment or other services);

(c)	if the Participant is not an Eligible Person under clause (a) or clause (b) of Section 3 but is an Eligible Person under clause (c) thereof, and the Participant ceases to provide services to the Corporation or any of its Affiliates as determined in accordance with Section 7.4.4 (regardless of the reason), the last day that the Participant actually provides services to the Corporation or such Affiliate as an Eligible Person under clause (c) of Section 3 (unless, immediately following such termination, the Participant is an employee of the Corporation or any of its Affiliates or is a member of the Board, in which case the Participant’s Severance Date shall not be the date of such termination of services but shall be determined in accordance with clause (a) or (b) above, as applicable, in connection with the termination of the Participant’s employment or membership on the Board).

“Stock Award” means an award of shares of Common Stock under Section 6 of this Plan. A Stock Award may be a Restricted Stock Award or an award of unrestricted shares of Common Stock.

“Total Disability” means a “total and permanent disability” within the meaning of Section 22(e)(3) of the Code and, with respect to Awards other than Incentive Stock Options, such other disabilities, infirmities, afflictions, or conditions as the Administrator may include.

CASTLIGHT HEALTH, INC.

AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN

STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Option Agreement”) dated *GrantDate* by and between Castlight Health, Inc., a Delaware corporation (the “Corporation”), and *Name*, an individual (the “Participant”), evidences the stock option (the “Option”) granted by the Corporation to the Participant as to the number of shares of the Corporation’s Class A Common Stock, par value $0.0001 per share, or Class B Common Stock, par value $0.0001 per share, first set forth below.

Number of Shares of Common Stock:1 *Shares*                 Award Date: *GrantDate*

Class of Shares of Common Stock:2 Class A Shares of Common Stock

Exercise Price per Share:1 $*PricePerShare*                       Expiration Date:1,3 *ExpirationDate*

Vesting Commencement Date: *VCD*

Type of Option (check one):                 Nonqualified Stock Option

                                                                 Incentive Stock Option                             X

Vesting:1,2 *VestSchedule*

The Option is granted under the Castlight Health, Inc. Amended and Restated 2008 Stock Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Participant acknowledges receipt of a copy of the Terms and the Plan, specifically acknowledges and agrees to Section 12 of the Terms, and agrees to maintain in confidence all information provided to him/her in connection with the Option.

“PARTICIPANT”	CASTLIGHT HEALTH, INC., a Delaware corporation
By:
Name: *Name*	By:
John Doyle

Address	Its:	Vice President

City, State, Zip Code	Date:

Date:

CONSENT OF SPOUSE/DOMESTIC PARTNER

In consideration of the Corporation’s execution of this Option Agreement, the undersigned spouse of the Participant agrees to be bound by all of the terms and provisions hereof and of the Plan.

Signature of Spouse/Domestic Partner	Date

[1]	Subject to adjustment under Section 7.3.1 of the Plan.
[2]	Subject to adjustment or conversion under the Plan, the Corporation’s governing documents or any other applicable agreement or contract.
[3]	Subject to early termination under Section 5.6 or 7.3 of the Plan.

TERMS AND CONDITIONS OF STOCK OPTION

1.	Vesting; Limits on Exercise.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement. The Option may be exercised only to the extent the Option is vested and exercisable.

•	Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option; provided, however, that the shares of Common Stock issued upon exercise of the Option shall be subject to the adjustment, conversion and other provisions set forth in this Option Agreement, the Exercise Agreement, the Plan, the Corporation’s governing documents or any other applicable agreement or contract.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

•	Minimum Exercise. No fewer than 100 shares of Common Stock (subject to adjustment under Section 7.3.1 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

•	ISO Value Limit. If the Option is designated as an Incentive Stock Option (an “ISO”), as indicated on the cover page of this Option Agreement, and if the aggregate fair market value of the shares with respect to which ISOs (whether granted under the Option or otherwise) first become exercisable by the Participant in any calendar year exceeds $100,000, as measured on the applicable Award Dates, the limitations of Section 5.5.1 of the Plan shall apply and to such extent the Option will be rendered a Nonqualified Stock Option.

2.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Affiliates, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Affiliate, interferes in any way with the right of the Corporation or any Affiliate at any time to terminate such employment or service, or affects the right of the Corporation or any Affiliate to increase or decrease the Participant’s other compensation.

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3.	Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

•	an executed Exercise Agreement (stating the number of shares and class of Common Stock to be purchased pursuant to the Option) in substantially the form attached hereto as Exhibit A or such other form as the Administrator may require from time to time (the “Exercise Agreement”);

•	payment in full for the Exercise Price of the shares to be purchased, in cash or by electronic funds transfer to the Corporation, or by certified or cashier’s check payable to the order of the Corporation subject to such specific procedures or directions as the Administrator may establish;

•	any written statements or agreements required pursuant to Section 7.5.1 of the Plan;

•	satisfaction of the tax withholding provisions of Section 7.6.1 of the Plan;

•	a duly executed joinder to the Amended and Restated Voting Agreement entered into as of April 26, 2012 by and among the Corporation and the other parties named therein, as such may be amended from time to time (the “Voting Agreement”), such joinder to the Voting Agreement to be in substantially the form attached hereto as Exhibit B; and

•	a duly executed joinder to the Amended and Restated Right of First Refusal and Co-Sale Agreement entered into as of April 26,2012, by and among the Corporation and the other parties named therein, as such may be amended from time to time (the “Co-Sale Agreement”), such joinder to the Co-Sale Agreement to be in substantially the form attached hereto as Exhibit C.

The Administrator also may, but is not required to, authorize a non-cash payment alternative specified below at or prior to the time of exercise. In which case, the Exercise Price and/or applicable withholding taxes, to the extent so authorized, may be paid in full or in part by delivery to the Corporation of:

•	shares of Common Stock already owned by the Participant, valued at their Fair Market Value on the exercise date; and/or

•	if the Common Stock is then registered under the Exchange Act and listed or quoted on a recognized national securities exchange, irrevocable instructions to a broker to, upon exercise of the Option, promptly sell a sufficient number of shares of Common Stock acquired upon exercise of the Option and deliver to the Corporation the amount necessary to pay the Exercise Price (and, if applicable, the amount of any related tax withholding obligations); and/or

•	a note meeting the requirements of Section 5.3.3 of the Plan (or, in the case of tax loans, Section 7.6.2 of the Plan).

An Option will qualify as an ISO only if it meets all of the applicable requirements of the Code. If the Option is designated as an ISO, the Option may be rendered a Nonqualified Stock Option if the Administrator permits the use of one or more of the non-cash payment alternatives referenced above.

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4.	Early Termination of Option.

The Option, to the extent not previously exercised, and all other rights in respect thereof, whether vested and exercisable or not, shall terminate and become null and void prior to the Expiration Date in the event of:

•	the termination of the Participant’s employment or services as provided in Section 5.6 of the Plan, or

•	the termination of the Option pursuant to Section 7.3 of the Plan.

Notwithstanding any post-termination exercise period provided for herein or in the Plan, an Option will qualify as an ISO only if it is exercised within the applicable exercise periods for ISOs under, and meets all of the other requirements of, the Code. If the Option is designated as an ISO and is not exercised within the applicable exercise periods for ISOs or does not meet such other requirements, the Option will be rendered a Nonqualified Stock Option.

5.	Non-Transferability and Other Restrictions.

The Option and any other rights of the Participant under this Option Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 7.2 of the Plan. Any shares of Common Stock issued on exercise of the Option are subject to substantial restrictions on transfer, rights of first refusal and other rights in favor of the Corporation as set forth in this Option Agreement, the Exercise Agreement, the Voting Agreement, the Co-Sale Agreement, the Plan and the Corporation’s governing documents. The restrictions imposed on any such shares pursuant to the Voting Agreement and the Co-Sale Agreement are in addition to, and not in lieu of, any restrictions and repurchase rights imposed on such shares pursuant to the Plan, this Option Agreement, the Exercise Agreement and the Corporation’s governing documents.

6.	Securities Law Compliance.

The Participant acknowledges that the Option and the shares of Common Stock are not being registered under the Securities Act based, in part, in reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act, and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Participant, by executing this Option Agreement, hereby makes the following representations to the Corporation and acknowledges that the Corporation’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations.

•	The Participant is acquiring the Option and, if and when he/she exercises the Option, will acquire the shares of Common Stock solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

•	The Participant has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the Option and the restrictions imposed on any shares of Common Stock purchased upon exercise of the Option. The Participant has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to exercise the Option and purchase shares of Common Stock. However, in evaluating the merits and risks of an investment in the Common Stock, the Participant has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors.

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•	The Participant is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying shares of Common Stock to an amount in excess of the Exercise Price, and that any investment in common shares of a closely held corporation such as the Corporation is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•	The Participant understands that any shares of Common Stock acquired on exercise of the Option will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect, with which the Participant is familiar.

•	The Participant has read and understands the restrictions and limitations set forth in the Plan, this Option Agreement (including these Terms), the Exercise Agreement, the Voting Agreement, the Co-Sale Agreement and the Corporation’s governing documents, which are imposed on the Option and any shares of Common Stock which may be acquired upon exercise of the Option.

•	At no time was an oral representation made to the Participant relating to the Option or the purchase of shares of Common Stock and the Participant was not presented with or solicited by any promotional meeting or material relating to the Option or the Common Stock.

7.	Lock-Up Agreement.

The Participant hereby agrees that, for one hundred eighty (180) days (or such longer period as described below) following the effective date of the registration statement of the Corporation filed under the Securities Act in connection with the Corporation’s initial underwritten public offering registered under the Securities Act, he or she shall not directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Corporation during such period except Common Stock included in such registration; provided, however, that:

•	all executive officers and directors of the Corporation and holders of at least 1% of the outstanding capital stock of the Corporation enter into similar agreements; and

•	such market stand-off time period shall not exceed one hundred eighty (180) days (or such other period, not to exceed thirty (30) days after the expiration of the market stand-off period, as may be requested by the Corporation or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in NASD Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

The Participant hereby agrees that he or she will enter into the underwriter’s standard lock-up agreement containing restrictions similar to those set forth in this Section 7. In addition, in order to enforce the foregoing covenant, the Corporation may impose stop-transfer instructions with respect to all securities held by the Participant (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

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For the purposes of this Section 7, the term “Participant” includes, where the context so requires, any permitted direct or indirect transferee of the Participant. Notwithstanding anything else herein to the contrary, this Section 7 shall not be construed so as to prohibit the Participant from participating in a registration or a public offering of the Common Stock with respect to any shares which he or she may hold at that time; provided, however, that such participation shall be at the sole discretion of the Board.

8.	Right of First Refusal.

The Corporation shall have a right of first refusal, as set forth below, to purchase the shares of Common Stock acquired upon exercise of the Option (the “Shares”) before the Shares (or any interest in them) can be validly transferred to any other person or entity.

8.1 Notice of Intent to Sell. Before there can be a valid sale or transfer of any Shares (or any interest in them) by any holder thereof, the holder shall first give notice in writing to the Corporation, mailed or delivered in accordance with the provisions of Section 9, of his or her intention to sell or transfer such Shares (the “Option Notice”).

The Option Notice shall specify the identity of the proposed transferee, the number and class of Shares to be sold or transferred to the transferee, the price per Share and the terms upon which such holder intends to make such sale or transfer. If the payment terms for the Shares described in the Option Notice differ from delivery of cash or a check at closing, the Corporation shall have the option, as set forth herein, of purchasing the Shares for cash (or a cash equivalent) at closing in an amount which the Corporation determines is a fair value equivalent of that payment. The determination of a fair value equivalent shall be made in the Corporation’s best judgment and such determination shall be mailed or delivered to the selling or transferring stockholder (the “Corporation’s Notice”) within ten (10) days of its receipt of the Option Notice. Should the selling or transferring stockholder disagree with the Corporation’s determination of a fair value equivalent, he or she shall have the right (the “Retraction Right”) to retract the proposed sale or transfer to a third party and the offer of Shares to the Corporation pursuant to the Option Notice (such retraction to be made in writing and mailed or delivered in accordance with the provisions of Section 9). If the stockholder again proposes to sell or transfer the Shares, the stockholder shall again offer such Shares to the Corporation pursuant to the terms of this Section 8 prior to any sale or transfer.

8.2 Option to Purchase. Subject to the selling stockholder’s Retraction Right, during the 60-day period commencing upon receipt of the Option Notice by the Corporation (the “Option Period”), the Corporation shall have an option to purchase any or all of the Shares specified in the Option Notice at the price offered therein (the “Right of First Refusal”).

8.3 Purchase of Shares. Not more than thirty (30) days after receipt of the Option Notice, the Corporation shall give written notice to the stockholder desiring to sell or transfer Shares of the number of such Shares to be purchased (or, if no Shares are to be purchased, stating such fact) by the Corporation pursuant to the terms of this Section 8 (the “Purchase Notice”). Purchases pursuant to this Section 8 shall be consummated within thirty (30) days after delivery of the Purchase Notice to the selling stockholder, but in no event later than the expiration of the Option Period. The purchase price shall be paid at the closing in cash, by check, by cancellation of money purchase indebtedness, or, if the payment terms set forth in the Option Notice differ from payment in cash or by check at closing, in accordance with the payment terms set forth in the Option Notice (or payment of the amount set forth in the Corporation’s Notice in cash, by cancellation of money purchase indebtedness, or by check). The purchase price shall be paid against surrender by the selling stockholder of a stock certificate evidencing the number of Shares specified in the Option Notice, with duly endorsed stock powers.

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8.4 Ability to Sell Unpurchased Shares. Unless all of the Shares referred to in the Option Notice are to be purchased as indicated in the Purchase Notice, the stockholder desiring to sell or transfer may dispose of any Shares referred to in the Option Notice that are not to be purchased by the Corporation to the person or persons specified in the Option Notice during a period of twenty (20) days commencing upon his or her receipt of the Purchase Notice; provided, however, that he or she shall not sell or transfer such Shares (a) at a lower price or on terms more favorable to the purchaser or transferee than those specified in the Option Notice, or (b) to a person other than the person or persons specified in the Option Notice; provided, further, that such transfer is consistent with the other provisions and limitations of the Plan, this Option Agreement (including these Terms), and the Exercise Agreement. If the transfer is not consummated within such twenty (20) day period, the stockholder shall again offer such Shares to the Corporation pursuant to the terms of this Section 8 prior to any sale or transfer to the same or any other person.

8.5 Assignment. Notwithstanding anything to the contrary, the Corporation may assign any or all of its rights under this Section 8 to one or more stockholders of the Corporation.

8.6 Termination of Right of First Refusal. The Corporation’s Right of First Refusal shall terminate to the extent that it is not exercised prior to the Public Offering Date.

8.7 No Stockholder Rights Following Repurchase. If the Participant (or any permitted transferee) holds Shares as to which the Right of First Refusal has been exercised (in connection with the termination of the Participant’s employment or otherwise), the Participant shall be entitled to the value of such shares in accordance with the provisions of this Section 8, but (unless otherwise required by law) shall no longer be entitled to participation in the Corporation or other rights as a stockholder with respect to the shares subject to the repurchase. To the maximum extent permitted by law, the Participant’s rights following the exercise of the Right of First Refusal shall, with respect to the repurchase and the Shares covered thereby, be solely the rights that he or she has as a general creditor of the Corporation to receive payment of the amount specified in this Section 8.

9.	Notices.

Any notice to be given under the terms of this Option Agreement or the Exercise Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the address reflected or last reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 9.

10.	Plan.

The Option and all rights of the Participant under this Option Agreement are subject to the terms and conditions of the Plan, incorporated herein by this reference. The Participant agrees to be bound by the terms of the Plan and this Option Agreement (including these Terms). The Participant acknowledges having read and understood the Plan, the Stock Option Questions & Answers for the Plan, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

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11.	Entire Agreement.

This Option Agreement (including these Terms and together with the form of Exercise Agreement attached hereto) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, this Option Agreement and the Exercise Agreement may be amended pursuant to Section 7.7 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof or of the Exercise Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. The Voting Agreement and Co-Sale Agreement are outside the scope of the foregoing integration provision as to any shares of Common Stock that may be issued upon exercise of the Option.

12.	Satisfaction of All Rights to Equity.

The Option is in complete satisfaction of any and all rights that the Participant may have (under an employment, consulting, or other written or oral agreement with the Corporation or any of its Affiliates, or otherwise) to receive (1) stock options or stock awards with respect to the securities of the Corporation or any of its Affiliates, and/or (2) any other equity or derivative security in or with respect to the Corporation or any of its Affiliates. This Option Agreement supersedes the terms of all prior understandings and agreements, written or oral, of the parties with respect to such matters. The Participant shall have no further rights or benefits under any prior agreement conveying any right with respect to any security or derivative security in or with respect to the Corporation or any of its Affiliates. The foregoing notwithstanding, this Section 12 shall not adversely affect the Participant’s rights under any prior stock option or stock award agreement under the Plan (provided such agreement is expressly labeled as a stock option or stock award agreement under the Plan and is similar in form to this Option Agreement) which has been signed by an authorized officer of the Corporation.

13.	Governing Law; Limited Rights; Severability.

13.1. Delaware Law; Construction. This Option Agreement and the Exercise Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder. The terms of the Option grant have resulted from the negotiations of the parties and each of the parties has had an opportunity to obtain and consult with its own counsel. The language of all parts of the Plan, this Option Agreement (including these Terms) and the Exercise Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties.

13.2. Limited Rights. The Participant has no rights as a stockholder of the Corporation with respect to the Option as set forth in Section 7.8 of the Plan. The Option does not place any limit on the corporate authority of the Corporation as set forth in Section 7.15 of the Plan.

13.3. Arbitration. Any controversy arising out of or relating to this Option Agreement (including these Terms), the Plan, and/or the Exercise Agreement, their enforcement or interpretation, or because of an alleged breach, default, or misrepresentation in connection with any of their provisions, or any other controversy arising out of or related to the Option, including, but not limited to, any state or federal statutory claims, shall be submitted to arbitration in San Francisco County, California, before a

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sole arbitrator selected from Judicial Arbitration and Mediation Services, Inc., San Francisco, California, or its successor (“JAMS”), or if JAMS is no longer able to supply the arbitrator, such arbitrator shall be selected from the American Arbitration Association, and shall be conducted in accordance with the provisions of California Code of Civil Procedure §§ 1280 et seq. as the exclusive forum for the resolution of such dispute; provided, however, that provisional injunctive relief may, but need not, be sought by either party to this Option Agreement in a court of law while arbitration proceedings are pending, and any provisional injunctive relief granted by such court shall remain effective until the matter is finally determined by the arbitrator. Final resolution of any dispute through arbitration may include any remedy or relief which the arbitrator deems just and equitable, including any and all remedies provided by applicable state or federal statutes. At the conclusion of the arbitration, the arbitrator shall issue a written decision that sets forth the essential findings and conclusions upon which the arbitrator’s award or decision is based. Any award or relief granted by the arbitrator hereunder shall be final and binding on the parties hereto and may be enforced by any court of competent jurisdiction. The parties acknowledge and agree that they are hereby waiving any rights to trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in connection with any matter whatsoever arising out of or in any way connected with any of the matters referenced in the first sentence above. The parties agree that Corporation shall be responsible for payment of the forum costs of any arbitration hereunder, including the arbitrator’s fee. The parties further agree that in any proceeding with respect to such matters, each party shall bear its own attorney’s fees and costs (other than forum costs associated with the arbitration) incurred by it or him or her in connection with the resolution of the dispute.

13.4. Severability. If the arbitrator selected in accordance with Section 13.3 or a court of competent jurisdiction determines that any portion of this Option Agreement, the Plan, or the Exercise Agreement is in violation of any statute or public policy, then only the portions of this Option Agreement, the Plan, or the Exercise Agreement, as applicable, which violate such statute or public policy shall be stricken, and all portions of this Option Agreement, the Plan, and the Exercise Agreement which do not violate any statute or public policy shall continue in full force and effect. Furthermore, it is the parties’ intent that any court order striking any portion of this Option Agreement, the Plan, and/or the Exercise Agreement should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

13.5. Stockholder Approval. Notwithstanding anything else contained herein to the contrary, the Option and all rights of the Participant under this Option Agreement are subject to approval of the Plan by the Corporation’s stockholders (such approval to be obtained in accordance with the terms of the Plan, the Corporation’s Bylaws, and applicable law) within 12 months after the Effective Date of the Plan.

(Remainder of Page Intentionally Left Blank)

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EXHIBIT A

CASTLIGHT HEALTH, INC.

AMENDED AND RESTATED 2008 STOCK INCENTIVE PLAN

OPTION EXERCISE AGREEMENT

The undersigned (the “Purchaser”) hereby irrevocably elects to exercise his/her right, evidenced by that certain Stock Option Agreement dated as of                      (the “Option Agreement”) under the Castlight Health, Inc. Amended and Restated 2008 Stock Incentive Plan (the “Plan”), as follows:

•	the Purchaser hereby irrevocably elects to purchase shares of Class A Common Stock, par value $0.0001 per share, and/or shares of Class B Common Stock, par value $0.0001 per share (collectively, the “Shares”), of Castlight Health, Inc., a Delaware corporation (the “Corporation”), and

•	such purchase shall be at the price of $ per share, for an aggregate amount of $ (subject to applicable withholding taxes pursuant to Section 7.6.1 of the Plan).

Capitalized terms are defined in the Plan if not defined herein.

1. Delivery of Share Certificate. The Purchaser requests that a certificate representing the Shares be registered to Purchaser and delivered to:                                                      .

2. Investment Representations. The Purchaser acknowledges that the sale of the Shares by the Purchaser is restricted by Securities and Exchange Commission Rule 701. The Purchaser hereby affirms as made as of the date hereof the representations in Section 6 of the “Terms and Conditions of Stock Option” (which are attached to and a part of the Option Agreement, the “Terms”) and such representations are incorporated herein by this reference. The Purchaser represents that he/she has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the purchase price for the Shares.

The Purchaser also understands and acknowledges (a) that the certificates representing the Shares will be legended as provided for in Section 7.5.3 of the Plan and Section 13(b) of the Voting Agreement and Section 4.1 of the Co-Sale Agreement, and (b) that the Corporation has no obligation to register the Shares or file any registration statement under federal or state securities laws.

3. Limitation on Disposition and Other Restrictions. The Shares are subject to and the Purchaser hereby agrees to the following terms and conditions of the sale of the Shares to the Purchaser:

•	any transfer of the Shares must comply with the restrictions on transfer set forth in Section 7.2 of the Plan and all applicable laws as set forth in Section 7.5 of the Plan;

•	the Shares are subject to, and following any otherwise permitted transfer of the Shares, the Shares shall remain subject to, and the transferee shall be bound by, the lock-up provisions set forth in Section 7 of the Terms, the Corporation’s right of first refusal set forth in Section 8 of the Terms, the share legend requirements of Section 7.5.3 of the Plan, the foregoing provisions of this Section 3, the arbitration provisions of Section 13.3 of the Terms, and additional restrictions as set forth in the Voting Agreement, the Co-Sale Agreement, the Option Agreement, the Plan and Corporation’s governing documents;

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•	as required by Section 3 of the Terms, the Purchaser has enclosed herewith a duly executed joinder to the Voting Agreement and the Co-Sale Agreement; and

•	as a condition to any otherwise permitted transfer of the Shares, the Corporation may require the transferee to execute a written agreement, in a form acceptable to the Administrator, that the transferee acknowledges and agrees to the foregoing terms and restrictions imposed on the Shares.

4. Plan and Option Agreement. The Purchaser acknowledges that all of his/her rights are subject to, and the Purchaser agrees to be bound by, all of the terms and conditions of the Plan and the Option Agreement (including the Terms), both of which are incorporated herein by this reference. If a conflict or inconsistency between the terms and conditions of this Exercise Agreement and of the Plan or the Option Agreement shall arise, the terms and conditions of the Plan and/or the Option Agreement shall govern. The Purchaser acknowledges receipt of a copy of all documents referenced herein (including the Terms and the Stock Option Questions & Answers for the Plan) and acknowledges reading and understanding these documents and having an opportunity to ask any questions that he/she may have had about them. Any controversy or claim arising out of or relating to this Exercise Agreement shall be submitted to arbitration in accordance with Section 13.3 of the Terms, and Delaware law shall apply as provided in Section 13.1 of the Terms.

5. Entire Agreement. This Exercise Agreement, the Option Agreement (including the Terms), and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, the Option Agreement and this Exercise Agreement may be amended pursuant to Section 7.7 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof or of the Option Agreement in writing to the extent such waiver does not adversely affect the interests of the Purchaser hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof. The Voting Agreement and Co-Sale Agreement are outside of the scope of the foregoing integration provision as to any Shares that may be issued upon exercise of the Option.

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6. Notice of Sale of ISO Shares. If the Shares are being acquired upon exercise of an Option intended to qualify as an Incentive Stock Option, the Purchaser agrees that, upon any sale or other transfer of the Shares within either one year of the date that they are acquired by the Purchaser or two years after the Award Date set forth in the Option Agreement, the Purchaser shall provide the notice required under Section 5.5.3 of the Plan.

“PURCHASER”	ACCEPTED BY: CASTLIGHT HEALTH, INC.,
a Delaware corporation

By:	By:
Name:	Its:
Date:	Date:

(To be completed by the corporation after the price (including applicable withholding taxes), value (if applicable) and receipt of funds is verified.)

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EXHIBIT B

JOINDER TO VOTING AGREEMENT

JOINDER AGREEMENT

                    , 20

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Amended and Restated Voting Agreement, dated April 26, 2012, by and among Castlight Health, Inc., a Delaware corporation, and the parties named therein, as such may be amended from time to time (the “Agreement”), and for all purposes of the Agreement, the undersigned shall be included within the term “Common Holder” (as defined in the Agreement).

If an Individual:

By:

Name:

Address:

If an Entity:

(Print name of Entity)

By:

(Signature)

(Print Name)

(Print Title)

Address:

EXHIBIT C

JOINDER TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

JOINDER AGREEMENT

                , 20

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated April 26, 2012, by and among Castlight Health, Inc., a Delaware corporation, and the parties named therein, as such may be amended from time to time (the “Agreement”), and for all purposes of the Agreement, the undersigned shall be included within the term “Common Holder” (as defined in the Agreement).

If an Individual:

By:

Name:

Address:

If an Entity:

(Print name of Entity)

By:

(Signature)

(Print Name)

(Print Title)

Address:

CASTLIGHT HEALTH, INC.

2008 STOCK INCENTIVE PLAN

RESTRICTED STOCK PURCHASE AGREEMENT

This Restricted Stock Purchase Agreement (the “Agreement”) is made and entered into as of              (the “Effective Date”) by and between CASTLIGHT HEALTH, INC., a Delaware corporation (the “Corporation”), and              (“Purchaser”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Corporation’s 2008 Stock Incentive Plan, as may be amended from time to time (the “Plan”).

1. PURCHASE OF SHARES.

1.1 Agreement to Purchase and Sell Shares. On the Effective Date and subject to the terms and conditions of this Agreement and the Plan, Purchaser hereby purchases from the Corporation, and the Corporation hereby sells to Purchaser,              (            ) shares of the Corporation’s Class A Common Stock (the “Shares”), at the price of              ($            ) per share (the “Purchase Price Per Share”) for a Total Purchase Price of              ($            ) (the “Purchase Price”). As used in this Agreement, the term “Shares” includes the Shares purchased under this Agreement and all securities received (a) in replacement of the Shares, (b) as a result of stock dividends or stock splits with respect to the Shares, and (c) in replacement of the Shares in a merger, recapitalization, reorganization or similar corporate transaction.

1.2 Payment. Purchaser hereby delivers payment of the Purchase Price as follows (check and complete as appropriate):

☐	in cash (by check or electronic funds transfer) in the amount of $ , receipt of which is acknowledged by the Corporation.

☐	by cancellation of indebtedness of the Corporation owed to Purchaser in the amount of $ .

☐	by the waiver hereby of compensation due or accrued for services rendered in the amount of $ .

☐	by delivery of fully-paid, nonassessable and vested shares of the Common Stock of the Corporation owned by Purchaser free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $ per share (a) for which the Corporation has received “full payment of the purchase price” within the meaning of Securities and Exchange Commission (“SEC”) Rule 144, (if purchased by use of a promissory note, such note has been fully paid with respect to such vested shares), or (b) that were obtained by Purchaser in the open public market.

2. DELIVERIES.

2.1 Deliveries by the Purchaser. Purchaser hereby delivers to the Corporation at its principal executive offices: (a) this completed and signed Agreement, (b) the Purchase Price, paid by delivery of the form of payment specified in Section 1.2, (c) a duly executed joinder to the Amended and Restated Voting Agreement dated as of April 26, 2012 among the Corporation and

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certain stockholders and other investors in the Corporation (the “Voting Agreement”), such joinder to the Voting Agreement to be in substantially the form attached hereto as Exhibit 1 and (d) a duly executed joinder to the Amended and Restated Right of First Refusal and Co-Sale Agreement entered into as of April 26, 2012, by and among the Corporation and the other parties named therein, as such may be amended from time to time (the “Co-Sale Agreement”), such joinder to the Co-Sale Agreement to be in substantially the form attached hereto as Exhibit 2.

2.2 Deliveries by the Corporation. Upon its receipt of the Purchase Price, payment or other provision for any applicable tax obligations, if any, and all the documents to be executed and delivered by Purchaser to the Corporation as provided herein, the Corporation will issue a duly executed stock certificate evidencing the Shares in the name of Purchaser with the appropriate legends affixed thereto, to be placed in escrow as provided in Section 7.2 to secure performance of Purchaser’s obligations under Sections 5 and 6 until expiration or termination of the Corporation’s Repurchase Option and Refusal Right (as such terms are defined in Sections 5 and 6, respectively).

3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to the Corporation as follows.

3.1 Agrees to Terms of the Plan. Purchaser has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.

3.2 Acknowledgment of Tax Risks. Purchaser acknowledges that there may be adverse tax consequences upon the purchase and the disposition of the Shares, and that Purchaser has been advised by the Corporation to consult a tax adviser prior to such purchase or disposition. Purchaser further acknowledges that Purchaser is not relying on the Corporation or its counsel for tax advice regarding Purchaser’s purchaser or disposition of the Shares or the tax consequences to Purchaser of this Agreement.

3.3 Shares Not Registered or Qualified. Purchaser understands and acknowledges that the Shares have not been registered with the SEC under the Securities Act, or with any securities regulatory agency administering any state securities laws, and that, notwithstanding any other provision of this Agreement to the contrary, the purchase of any Shares is expressly conditioned upon compliance with the Securities Act and all applicable state securities laws. Purchaser agrees to cooperate with the Corporation to ensure compliance with such laws.

3.4 No Transfer Unless Registered or Exempt; Contractual Restrictions on Transfers. Purchaser understands that Purchaser may not transfer any Shares unless such Shares are registered under the Securities Act or qualified under applicable state securities laws or unless, in the opinion of counsel to the Corporation, exemptions from such registration and qualification requirements are available. Purchaser understands that only the Corporation may file a registration statement with the SEC and that the Corporation is under no obligation to do so with respect to the Shares. Purchaser has also been advised that exemptions from registration and qualification may not be available or may not permit Purchaser to transfer all or any of the Shares in the amounts or at the times proposed by Purchaser. Purchaser further acknowledges that this Agreement imposes additional restrictions on transfer of the Shares.

3.5 SEC Rule 701. Shares that are issued pursuant to SEC Rule 701 promulgated under the Securities Act may become freely tradable by non-affiliates (under limited conditions regarding

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the method of sale) ninety (90) days after the first sale of Common Stock of the Corporation to the general public pursuant to a registration statement filed with and declared effective by the SEC, subject to the lengthier market standoff agreement contained in Section 4 of this Agreement or any other agreement entered into by Purchaser. Affiliates must comply with the provisions (other than the holding period requirements) of SEC Rule 144 which permits certain limited sales of unregistered securities. SEC Rule 144 is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of six (6) months, and in certain cases one (1) year, after they have been purchased and paid for (within the meaning of SEC Rule 144). Purchaser understands that use of a promissory note as payment for the Shares may not be deemed to be “full payment of the purchase price” within the meaning of Rule 144 unless certain conditions are met and that, accordingly, the SEC Rule 144 holding period of such Shares may not begin to run until such Shares are fully paid for within the meaning of SEC Rule 144. Purchaser understands that SEC Rule 144 may indefinitely restrict transfer of the Shares so long as Purchaser remains an “affiliate” of the Corporation or if “current public information” about the Corporation (as defined in SEC Rule 144) is not publicly available.

3.6 Access to Information. Purchaser has had access to all information regarding the Corporation and its present and prospective business, assets, liabilities and financial condition that Purchaser reasonably considers important in making the decision to purchase the Shares, and Purchaser has had ample opportunity to ask questions of the Corporation’s representatives concerning such matters and this investment.

3.7 Understanding of Risks. Purchaser is fully aware of: (a) the highly speculative nature of the investment in the Shares; (b) the financial hazards involved; (c) the lack of liquidity of the Shares and the restrictions on transferability of the Shares (e.g., that Purchaser may not be able to sell or dispose of the Shares or use them as collateral for loans); (d) the qualifications and backgrounds of the management of the Corporation; and (e) the tax consequences of investment in, and disposition of, the Shares.

3.8 Purchase for Own Account for Investment. Purchaser is purchasing the Shares for Purchaser’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act. Purchaser has no present intention of selling or otherwise disposing of all or any portion of the Shares and no one other than Purchaser has any beneficial ownership of any of the Shares.

3.9 No General Solicitation. At no time was Purchaser presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Shares.

3.10 SEC Rule 144. Purchaser has been advised that SEC Rule 144 promulgated under the Securities Act, which permits certain limited sales of unregistered securities, is not presently available with respect to the Shares and, in any event, requires that the Shares be held for a minimum of six (6) months, and in certain cases one (1) year, after they have been purchased and paid for (within the meaning of Rule 144), subject to the lengthier market standoff agreement contained in Section 4 of this Agreement or any other agreement entered into by Purchaser. Purchaser understands that Rule 144 may indefinitely restrict transfer of the Shares so long as Purchaser remains an “affiliate” of the Corporation or if “current public information” about the Corporation (as defined in Rule 144) is not publicly available.

4. MARKET STANDOFF AGREEMENT. Subject to the provisions of this Section, Purchaser agrees in connection with any registration of the Corporation’s securities under the Securities Act or other registered public offering that, upon the request of the Corporation or the

3

underwriters managing any registered public offering of the Corporation’s securities, Purchaser will not sell or otherwise dispose of any Shares without the prior written consent of the Corporation or such managing underwriters, as the case may be, for a period of time (not to exceed one hundred eighty (180) days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Corporation or the managing underwriters may specify for employee-stockholders generally; provided however, that if during the last seventeen (17) days of the restricted period the Corporation issues an earnings release or material news, or a material event relating to the Corporation occurs, or prior to the expiration of the restricted period the Corporation announces that it will release earnings results during the sixteen (16)-day period beginning on the last day of the restricted period, then, if required by the underwriters or the Corporation, for so long as, and to the extent that, Rule 2711 or any successor rule of the Financial Industry Regulatory Authority applies, the restrictions imposed by this Section 4 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. The restricted period shall in any event terminate two (2) years after the closing date of the Corporation’s initial public offering. For purposes of this Section 4, the term “Corporation” shall include any wholly-owned subsidiary of the Corporation into which the Corporation merges or consolidates. In order to enforce the foregoing covenant, the Corporation shall have the right to place restrictive legends on the certificates representing the shares subject to this Section and to impose stop transfer instructions with respect to the Shares until the end of such period. Purchaser further agrees that the underwriters of any such registered public offering shall be third party beneficiaries of this Section 4 and agrees to enter into any agreement reasonably required by the underwriters to implement the foregoing. Notwithstanding anything in this Section to the contrary, for the avoidance of doubt, the foregoing provisions of this Section shall not apply to any registration of securities of the Corporation (a) under an employee benefit plan or (b) in a merger, consolidation, business combination or similar transaction.

5. COMPANY’S REPURCHASE OPTION FOR UNVESTED SHARES. The Corporation, or (subject to Section 5.6) its assignee, shall have the option to repurchase all or a portion of the Purchaser’s Shares that are Unvested Shares (as defined below) on the Termination Date on the terms and conditions set forth in this Section 5 (the “Repurchase Option”) if Purchaser is Terminated (as defined below) for any reason, or no reason, including without limitation, Purchaser’s death, Total Disability (as defined in the Plan), voluntary resignation or termination by the Corporation with or without Cause.

For purposes of this Section 5 “Termination” or “Terminated” means, with respect to the Purchaser, that the Purchaser has for any reason ceased to provide services as an employee, officer, director or consultant to the Corporation or a Parent or Subsidiary of the Corporation. A Purchaser will not be deemed to have ceased to provide services while the Purchaser is on a bona fide leave of absence, if such leave was approved by the Corporation in writing. In the case of an approved leave of absence, the Administrator may make such provisions respecting crediting of service, including suspension of vesting of the Award (including pursuant to a formal policy adopted from time to time by the Corporation) it may deem appropriate.

5.1 Termination and Termination Date. In case of any dispute as to whether and when Purchaser is Terminated, the Administrator shall have discretion to determine in good faith whether Purchaser has been Terminated and the effective date of such Termination (the “Termination Date”).

5.2 Vested and Unvested Shares. Shares that are vested pursuant to the schedule set forth in this Section 5.2 are “Vested Shares.” Shares that are not vested pursuant to

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such schedule are “Unvested Shares.” [Insert Vesting Schedule]. No fractional Shares shall be issued. No Shares will become Vested Shares after the Termination Date. The number of the Shares that are Vested Shares or Unvested Shares will be proportionally adjusted to reflect any stock split, reverse stock split or similar change in the capital structure of the Corporation as set forth in Section 7.3.1 of the Plan occurring after the Effective Date.

5.3 Exercise of Repurchase Option. At any time within ninety (90) days after the Purchaser’s Termination Date, the Corporation, or its assignee, may, at its option, elect to repurchase any or all the Purchaser’s Shares that are Unvested Shares on the Termination Date by giving Purchaser written notice of exercise of the Repurchase Option, specifying the number of Unvested Shares to be repurchased. Such Unvested Shares shall be repurchased at the Purchase Price Per Share, proportionately adjusted for any stock split, reverse stock split or similar change in the capital structure of the Corporation as set forth in Section 7.3.1 of the Plan occurring after the Effective Date (the “Repurchase Price”). The Repurchase Price shall be payable, at the option of the Corporation or its assignee, by check or by cancellation of all or a portion of any outstanding indebtedness owed by Purchaser to the Corporation and/or such assignee, or by any combination thereof. The Repurchase Price shall be paid without interest within the term of the Repurchase Option as described in the first sentence of this Section 5.3. The Corporation may, at its option, decline to exercise its Repurchase Option or may exercise its Repurchase Option only with respect to a portion of the Unvested Shares.

5.4 Right of Termination Unaffected. Nothing in this Agreement shall be construed to limit or otherwise affect in any manner whatsoever the right or power of the Corporation (or any Parent or Subsidiary of the Corporation) to terminate Purchaser’s employment or other relationship with Corporation (or the Parent or Subsidiary of the Corporation) at any time, for any reason or no reason, with or without Cause.

5.5 Additional or Exchanged Securities and Property. Subject to the provisions of Section 5.2 above, in the event of a merger or consolidation of the Corporation with or into another entity, any other corporate reorganization, a stock split, the declaration of a stock dividend, the declaration of an extraordinary dividend payable in a form other than stock, a spin-off, a recapitalization or a similar transaction affecting the Corporation’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed or issued with respect to, any Unvested Shares shall immediately be subject to the Repurchase Option. Appropriate adjustments shall be made to the price per share to be paid for Unvested Shares upon the exercise of the Repurchase Option (by allocating such price among the Unvested Shares and such other securities or property), provided that the aggregate purchase price payable for the Unvested Shares and all such other securities and property shall remain the same price that was original payable under the Repurchase Option to repurchase such Unvested Shares. Subject to the provisions of Section 5.2 above, in the event of a merger or consolidation of the Corporation with or into another entity or any other corporate reorganization, the Repurchase Option may be exercised by the Corporation’s successor.

5.6 Assignment of Repurchase Right. The Corporation may freely assign the Corporation’s Repurchase Option, in whole or in part, provided that any person who accepts an assignment of the Repurchase Option from the Corporation shall assume all of the Corporation’s rights and obligations with respect to the Repurchase Option (to the extent so assigned) under this Agreement.

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6. COMPANY’S REFUSAL RIGHT. Unvested Shares shall be subject to the restrictions on transfer and the granting of encumbrances thereon as provided in Section 7 hereof. Before any Vested Shares (as defined in Section 5 hereof) held by Purchaser or any transferee of such Vested Shares (either sometimes referred to herein as the “Holder”) may be sold or otherwise transferred (including, without limitation, a transfer by gift or operation of law), the Corporation and/or its assignee(s) will have a right of first refusal to purchase the Vested Shares to be sold or transferred (the “Offered Shares”) on the terms and conditions set forth in this Section (the “Refusal Right”).

6.1 Notice of Proposed Transfer. The Holder of the Offered Shares will deliver to the Corporation a written notice (the “Notice”) stating: (a) the Holder’s bona fide intention to sell or otherwise transfer the Offered Shares; (b) the name and address of each proposed purchaser or other transferee of Offered Shares (“Proposed Transferee”); (c) the number of Offered Shares to be transferred to each Proposed Transferee; (d) the bona fide cash price or other consideration for which the Holder proposes to transfer the Offered Shares to each Proposed Transferee (the “Offered Price”); and (e) that the Holder acknowledges this Notice is an offer to sell the Offered Shares to the Corporation and/or its assignee(s) pursuant to the Corporation’s Refusal Right at the Offered Price as provided for in this Agreement.

6.2 Exercise of Refusal Right. At any time within thirty (30) days after the date the Notice is effective pursuant to Section 9.2, the Corporation and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all (or, with the consent of the Holder, less than all) the Offered Shares proposed to be transferred to any one or more of the Proposed Transferees named in the Notice, at the purchase price, determined as provided in Section 6.3 below.

6.3 Purchase Price. The purchase price for the Offered Shares purchased under this Section will be the Offered Price, provided that if the Offered Price consists of no legal consideration (as, for example, in the case of a transfer by gift), then the purchase price will be the fair market value of the Offered Shares as determined in good faith by the Corporation’s Board of Directors. If the Offered Price includes consideration other than cash, then the value of the non-cash consideration, as determined in good faith by the Corporation’s Board of Directors, will conclusively be deemed to be the cash equivalent value of such non-cash consideration.

6.4 Payment. The purchase price for the Offered Shares will be paid, at the option of the Corporation and/or its assignee(s) (as applicable), by check or by cancellation of all or a portion of any outstanding indebtedness owed by the Holder to the Corporation (or to such assignee, in the case of a purchase of Offered Shares by such assignee) or by any combination thereof. The purchase price will be paid without interest within sixty (60) days after the Corporation’s receipt of the Notice, or, at the option of the Corporation and/or its assignee(s), in the manner and at the time(s) set forth in the Notice.

6.5 Holder’s Right to Transfer. If all of the Offered Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Corporation and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Offered Shares to such Proposed Transferee at the Offered Price or at a higher price, provided that (a) such sale or other transfer is consummated within one hundred twenty (120) days after the date the Notice is effective pursuant to Section 9.2, (b) any such sale or other transfer is effected in compliance with all applicable securities laws, and (c) such Proposed Transferee agrees in writing that the provisions of this Section will continue to apply to the Offered Shares in the hands of such Proposed Transferee. If the Offered Shares described in the Notice are not transferred to such

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Proposed Transferee within such one hundred twenty (120) day period, then a new Notice must be given to the Corporation pursuant to which the Corporation will again be offered the Refusal Right before any Shares held by the Holder may be sold or otherwise transferred.

(a) 6.6 Exempt Transfers. Notwithstanding the foregoing, the following transfers of Vested Shares will be exempt from the Refusal Right: (a) the transfer of any or all of the Vested Shares during Purchaser’s lifetime by gift or on Purchaser’s death by will or intestacy to Purchaser’s “Immediate Family” (as defined below) or to a trust for the benefit of Purchaser or Purchaser’s Immediate Family, provided that each transferee agrees in a writing satisfactory to the Corporation that the provisions of this Section will continue to apply to the transferred Vested Shares in the hands of such transferee; (b) any transfer of Vested Shares made pursuant to a statutory merger or statutory consolidation of the Corporation with or into another entity or entities (except that, subject to Section 6.7, unless the agreement of merger or consolidation expressly otherwise provides, the Refusal Right will continue to apply thereafter to such Vested Shares, in which case the surviving entity of such merger or consolidation shall succeed to the rights of the Corporation under this Section); or (c) any transfer of Vested Shares pursuant to the winding up and dissolution of the Corporation. As used herein, the term “Immediate Family” will mean Purchaser’s spouse, the lineal descendant or antecedent, father, mother, brother or sister, child, adopted child, grandchild or adopted grandchild of Purchaser or Purchaser’s spouse, or the spouse of any of the above or Spousal Equivalent, as defined herein. As used herein, a person is deemed to be a “Spousal Equivalent” provided the following circumstances are true: (i) irrespective of whether or not the Purchaser and the Spousal Equivalent are the same sex, they are the sole spousal equivalent of the other for the last twelve (12) months, (ii) they intend to remain so indefinitely, (iii) neither are married to anyone else, (iv) both are at least 18 years of age and mentally competent to consent to contract, (v) they are not related by blood to a degree of closeness that which would prohibit legal marriage in the state in which they legally reside, (vi) they are jointly responsible for each other’s common welfare and financial obligations, and (vii) they reside together in the same residence for the last twelve (12) months and intend to do so indefinitely.

6.7 Termination of Refusal Right. The Refusal Right will terminate as to all Shares: (a) on the effective date of the first sale of Common Stock of the Corporation to the public pursuant to a registration statement filed with and declared effective by the SEC under the Securities Act or, if expressly approved by the Board as terminating the Refusal Right, under the laws of any other country having substantially the same effect (other than a registration statement relating solely to the issuance of Common Stock pursuant to a business combination or an employee incentive or benefit plan) or (b) on any transfer or conversion of Shares made pursuant to a statutory merger or statutory consolidation of the Corporation with or into another entity or entities if the common stock of the surviving entity or any direct or indirect parent entity thereof is registered under the Securities Exchange Act of 1934, as amended.

7. ADDITIONAL RESTRICTIONS UPON SHARE OWNERSHIP OR TRANSFER.

7.1 Rights as a Stockholder. Subject to the terms and conditions of this Agreement, Purchaser will have all of the rights of a stockholder of the Corporation with respect to the Shares from and after the date that Shares are issued to Purchaser until such time as Purchaser disposes of the Shares or the Corporation and/or its assignee(s) exercise(s) the Refusal Right or the Repurchase Option. Upon an exercise of the Refusal Right or the Repurchase Option, Purchaser will have no further rights as a holder of the Shares so purchased upon such exercise, other than the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Purchaser will promptly surrender the stock certificate(s) evidencing the Shares so purchased to the Corporation for transfer or cancellation.

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7.2 Escrow. As security for Purchaser’s faithful performance of this Agreement, Purchaser agrees, immediately upon receipt of the stock certificate(s) evidencing the Shares, to deliver such certificate(s) to the Secretary of the Corporation or other designee of the Corporation (the “Escrow Holder”), who is hereby appointed to hold such certificate(s) in escrow and to take all such actions and to effectuate all such transfers and/or releases of such Shares as are in accordance with the terms of this Agreement. Purchaser and the Corporation agree that Escrow Holder will not be liable to any party to this Agreement (or to any other person or entity) for any actions or omissions unless Escrow Holder is grossly negligent or intentionally fraudulent in carrying out the duties of Escrow Holder under this Agreement. Escrow Holder may rely upon any letter, notice or other document executed with any signature purported to be genuine and may rely on the advice of counsel and obey any order of any court with respect to the transactions contemplated by this Agreement. The Shares will be released from escrow upon termination of both the Refusal Right and the Repurchase Option.

7.3 Encumbrances on Shares. Without the Corporation’s prior written consent given with the approval of the Corporation’s Board of Directors, Purchaser may not grant a lien or security interest in, or pledge, hypothecate or encumber, any Unvested Shares.

7.4 Restrictions on Transfers. Unvested Shares may not be sold or otherwise transferred by Purchaser without the Corporation’s prior written consent. Purchaser hereby agrees that Purchaser shall make no disposition of the Shares (other than as permitted by this Agreement) unless and until:

(a) Purchaser shall have notified the Corporation of the proposed disposition and provided a written summary of the terms and conditions of the proposed disposition;

(b) Purchaser shall have complied with all requirements of this Agreement applicable to the disposition of the Shares, including but not limited to the Refusal Right, the Market Standoff and the Repurchase Option; and

(c) Purchaser shall have provided the Corporation with written assurances, in form and substance satisfactory to counsel for the Corporation, that (i) the proposed disposition does not require registration of the Shares under the Securities Act or under any state securities laws, and (ii) all appropriate actions necessary for compliance with the registration and qualification requirements of the Securities Act and any state securities laws, or of any exemption from registration or qualification, available thereunder (including Rule 144) have been taken.

Each person (other than the Corporation) to whom the Shares are transferred by means of one of the permitted transfers specified in this Agreement must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Corporation that such person is bound by the provisions of this Agreement and that the transferred Shares are subject to the Corporation’s Refusal Right or the Repurchase Option granted hereunder and the market stand-off provisions of Section 4 hereof, to the same extent such Shares would be so subject if retained by the Purchaser.

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7.5 Restrictive Legends and Stop-transfer Orders. Purchaser understands and agrees that the Corporation will place any of the legends as set out in Section 7.5.3 of the Plan and as set forth below or similar legends on any stock certificate(s) evidencing the Shares, together with any other legends that may be required by applicable laws, the Corporation’s Certificate of Incorporation or Bylaws, any other agreement between Purchaser and the Corporation or any agreement between Purchaser and any third party:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF CERTAIN STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON PUBLIC RESALE AND TRANSFER, INCLUDING THE RIGHT OF FIRST REFUSAL AND THE REPURCHASE OPTION HELD BY THE ISSUER AND/OR ITS ASSIGNEE(S), AND A MARKET STANDOFF AGREEMENT, AS SET FORTH IN A RESTRICTED STOCK PURCHASE AGREEMENT BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH PUBLIC SALE AND TRANSFER RESTRICTIONS INCLUDING THE RIGHT OF FIRST REFUSAL, THE REPURCHASE OPTION AND THE MARKET STANDOFF ARE BINDING ON TRANSFEREES OF THESE SHARES.

Purchaser agrees that the stock certificate(s) evidencing the Shares shall, in addition, bear any legends required under the Corporation Voting Agreement and the Co-Sale Agreement (and/or any other agreement that is a successor to or replacement of such agreements), as applicable.

Purchaser also agrees that, to ensure compliance with the restrictions imposed by this Agreement, the Corporation may issue appropriate “stop-transfer” instructions to its transfer agent, if any, and if the Corporation transfers its own securities, it may make appropriate notations to the same effect in its own records. The Corporation will not be required (a) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (b) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares have been so transferred.

8. TAX CONSEQUENCES. PURCHASER UNDERSTANDS THAT PURCHASER MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF PURCHASER’S PURCHASE OR DISPOSITION OF THE SHARES. PURCHASER REPRESENTS (a) THAT PURCHASER HAS CONSULTED WITH ANY TAX ADVISER THAT PURCHASER DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND (b) THAT PURCHASER IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE. Purchaser hereby acknowledges that Purchaser has been informed that, with respect to Unvested Shares, unless an election is filed by Purchaser with the Internal Revenue Service (and, if necessary, the proper state

9

taxing authorities) within 30 days after the purchase of the Shares electing, pursuant to Section 83(b) of the Internal Revenue Code (and similar state tax provisions, if applicable), to be taxed currently on any difference between the Purchase Price of the Unvested Shares and their Fair Market Value on the date of purchase, there will be a recognition of taxable income to Purchaser, measured by the excess, if any, of the Fair Market Value of the Unvested Shares, at the time they cease to be Unvested Shares, over the Purchase Price for such Shares. Purchaser represents that Purchaser has consulted any tax advisers Purchaser deems advisable in connection with Purchaser’s purchase of the Shares and the filing of the election under Section 83(b) and similar tax provisions. A form of Election under Section 83(b) is attached hereto as Exhibit 3 for reference. BY PROVIDING THE FORM OF ELECTION, NEITHER THE COMPANY NOR ITS LEGAL COUNSEL IS THEREBY UNDERTAKING TO FILE THE ELECTION FOR PURCHASER, WHICH OBLIGATION TO FILE SHALL REMAIN SOLELY WITH PURCHASER.

9. GENERAL PROVISIONS.

9.1 Successors and Assigns. The Corporation may assign any of its rights under this Agreement, including its rights to purchase Shares under the Refusal Right or the Repurchase Option. Neither Purchaser, nor any of Purchaser’s successors and assigns, may assign, whether voluntarily or by operation of law, any of its rights and obligations under this Agreement, except with the prior written consent of the Corporation. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Corporation. Subject to the restrictions on transfer herein set forth, this Agreement will be binding upon Purchaser and Purchaser’s heirs, executors, administrators, legal representatives, successors and assigns.

9.2 Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) at the time an electronic confirmation of receipt is received, if delivery is by email; (c) at the time of transmission by facsimile, addressed to the other party at its facsimile number specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by both telephone and printed confirmation sheet verifying successful transmission of the facsimile; (d) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (e) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. Any notice for delivery outside the United States will be sent by email, facsimile or by express courier. Any notice not delivered personally or by email will be sent with postage and/or other charges prepaid and properly addressed to Purchaser at the last known address or facsimile number on the books of the Corporation, or at such other address or facsimile number as such other party may designate by one of the indicated means of notice herein to the other parties hereto or, in the case of the Corporation, to it at its principal place of business. Notices to the Corporation will be marked “Attention: Chief Financial Officer.” Notices by facsimile shall be machine verified as received.

9.3 Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

9.4 Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Agreement, together with all Exhibits hereto, constitute the entire agreement and

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understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, between the parties hereto with respect to the specific subject matter hereof.

9.5 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

9.6 Corporation Co-Sale and Voting Agreement. As a material inducement and consideration for the Corporation to enter into this Agreement, Purchaser hereby agrees that if, the Corporation requests Purchaser to enter into and become a party to the Corporation’s Co-Sale Agreement (and to subject the Shares to the rights of first refusal held by the Corporation and other Corporation investors thereunder and the co-sale rights of other investors thereunder) and/or the Corporation Voting Agreement pursuant to which Purchaser would agree to vote all shares of Corporation stock held by Purchaser, then Purchaser will enter into such agreements and execute and deliver a signature page thereto (as requested by the Corporation) in such capacity or capacities as the Corporation requests.

9.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within California. If any provision of this Agreement is determined by a court of law to be illegal or unenforceable, then such provision will be enforced to the maximum extent possible and the other provisions will remain fully effective and enforceable.

9.8 Execution. This Agreement may be entered into in two or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile and, upon such delivery, the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

[The remainder of this page has intentionally been left blank]

[Signature page follows]

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IN WITNESS WHEREOF, the Corporation has caused this Restricted Stock Purchase Agreement to be executed by its duly authorized representative, and Purchaser has executed this Restricted Stock Purchase Agreement, as of the date first set forth above.

CASTLIGHT HEALTH, INC.	PURCHASER

By:

Address:		Address:

Fax No.:	( )	Fax No.:	( )

Exhibits

Exhibit	1: Joinder to Voting Agreement
Exhibit	2: Joinder to Right of First Refusal and Co-Sale Agreement
Exhibit	3: Form of Election Pursuant to Section 83(b)

1

EXHIBIT 1

JOINDER TO VOTING AGREEMENT

1

JOINDER AGREEMENT

                             , 20

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Amended and Restated Voting Agreement, dated April 26, 2012, by and among Castlight Health, Inc., a Delaware corporation, and the parties named therein, as such may be amended from time to time (the “Agreement”), and for all purposes of the Agreement, the undersigned shall be included within the term “Common Holder” (as defined in the Agreement).

If an Individual:

By:

Name:

Address:

If an Entity:

(Print name of Entity)

By:

(Signature)

(Print Name)

(Print Title)

Address:

2

EXHIBIT 2

JOINDER TO RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

JOINDER AGREEMENT

                             , 20

The undersigned hereby agrees, effective as of the date hereof, to become a party to that certain Amended and Restated Right of First Refusal and Co-Sale Agreement, dated April 26, 2012, by and among Castlight Health, Inc., a Delaware corporation, and the parties named therein, as such may be amended from time to time (the “Agreement”), and for all purposes of the Agreement, the undersigned shall be included within the term “Common Holder” (as defined in the Agreement).

If an Individual:

By:

Name:

Address:

If an Entity:

(Print name of Entity)

By:

(Signature)

(Print Name)

(Print Title)

Address:

2

EXHIBIT 3

FORM OF SECTION 83(B) ELECTION

ELECTION UNDER SECTION 83(b) OF THE INTERNAL REVENUE CODE

The undersigned Taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include the excess, if any, of the fair market value of the property described below at the time of transfer over the amount paid for such property, as compensation for services in the calculation of regular gross income.

1.	TAXPAYER’S NAME:

TAXPAYER’S ADDRESS:

SOCIAL SECURITY NUMBER:

2.	The property with respect to which the election is made is described as follows: ( ) shares of Class A Common Stock of CASTLIGHT HEALTH, INC., a Delaware corporation (the “Corporation”) which were transferred pursuant to a Restricted Stock Purchase Agreement entered into by Taxpayer and the Corporation, which is Taxpayer’s employer or the corporation for whom the Taxpayer performs services.

3.	The date on which the shares were transferred pursuant to the purchase of the shares was , 20 and this election is made for calendar year 20__.

4.	The shares received are subject to the following restrictions: The Corporation may repurchase all or a portion of the shares at the Taxpayer’s original purchase price per share at the time of Taxpayer’s termination of employment or services.

5.	The fair market value of the shares (without regard to restrictions other than restrictions which by their terms will never lapse) was $ per share x shares = $ at the time of purchase.

6.	The amount paid for such shares by Taxpayer was $ per share x shares = $ .

7.	The Taxpayer has submitted a copy of this statement to the Corporation.

8.	The amount to include in gross income is $ . [The result of the amount reported in Item 5 minus the amount reported in Item 6.]

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE (“IRS”), AT THE OFFICE WHERE THE TAXPAYER FILES ANNUAL INCOME TAX RETURNS, WITHIN 30 DAYS AFTER THE DATE OF TRANSFER OF THE SHARES, AND MUST ALSO BE FILED WITH THE TAXPAYER’S INCOME TAX RETURNS FOR THE CALENDAR YEAR. THE ELECTION CANNOT BE REVOKED WITHOUT THE CONSENT OF THE IRS.

Dated:
Taxpayer’s Signature